MBS New Issue Term Sheet

$743,362,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2006-RFC1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Homecomings Financial Network, Inc.
Servicer

Residential Funding Corporation
Seller

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2006-RFC1
Issuing Entity

May 15, 2006

Bear, Stearns & Co. Inc.

Filed pursuant to Rule 433(d)
Registration Statement No. 333-130210

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-803-9204.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

$743,362,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2006-RFC1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Homecomings Financial Network, Inc.
Servicer

Residential Funding Corporation
Seller

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2006-RFC1
Issuing Entity

Transaction Highlights
Offered Classes	Balance(3)	Description(4)	Benchmark	Expected Ratings (Moody’s/S&P/Fitch)	Avg Life (yrs)(1)(2) Call / Mat	Distribution Window (mos)(1)(2) Call / Mat	Initial Subordination Level (%)
A-1	326,012,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	1.00 / 1.00	1 - 21 / 1 - 21	24.15
A-2	136,451,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	2.00 / 2.00	21 - 29 / 21 - 29	24.15
A-3	89,061,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	3.00 / 3.00	29 - 69 / 29 - 69	24.15
A-4	41,680,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	5.84 / 8.23	69 - 70 / 69 - 167	24.15
M-1	30,501,000	FLT/MEZZ	1M LIBOR	Aa1 / AA+ / AA+	5.07 / 5.55	53 - 70 / 53 - 143	20.25
M-2	28,546,000	FLT/MEZZ	1M LIBOR	Aa2 / AA+ / AA+	4.66 / 5.12	48 - 70 / 48 - 137	16.60
M-3	16,815,000	FLT/MEZZ	1M LIBOR	Aa3 / AA / AA	4.47 / 4.92	45 - 70 / 45 - 130	14.45
M-4	15,250,000	FLT/MEZZ	1M LIBOR	A1 / AA / AA	4.38 / 4.81	43 - 70 / 43 - 126	12.50
M-5	14,859,000	FLT/MEZZ	1M LIBOR	A2 / AA- / AA-	4.30 / 4.72	42 - 70 / 42 - 121	10.60
M-6	12,904,000	FLT/MEZZ	1M LIBOR	A3 / A+ / A+	4.25 / 4.64	41 - 70 / 41 - 116	8.95
M-7	12,513,000	FLT/MEZZ	1M LIBOR	Baa1 / A / A-	4.21 / 4.57	40 - 70 / 40 - 110	7.35
M-8	10,949,000	FLT/MEZZ	1M LIBOR	Baa2 / A / BBB+	4.17 / 4.50	39 - 70 / 39 - 104	5.95
M-9	7,821,000	FLT/MEZZ	1M LIBOR	Baa3 / BBB+ / BBB+	4.16 / 4.45	39 - 70 / 39 - 97	4.95
M-10(5)	8,994,000	FLT/MEZZ	1M LIBOR	Ba1 / BBB+ / BBB	4.13 / 4.35	38 - 70 / 38 - 92	3.80
1.  Certificates are priced to the 10% optional clean-up call.
2.  Based on the pricing prepayment assumption described herein.
3.  Certificate sizes subject to a variance of +/- 5%.
4.  On any Distribution Date after the date on which the Optional Termination is in effect and not exercised, the related margin shall increase to 2.0 times the related margin for each Class A Certificate, and 1.5 times for any Mezzanine Certificate.
5.  The Class M-10 Certificates are not offered hereby.

Pricing Prepayment Assumption
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR in month 12 and remaining at 30.0% CPR until month 22, for month 23 to month 27, 60.0% CPR, and for month 28 and thereafter, 35.0% CPR.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 23.0% HEP (2.30% CPR in month 1, building to 23.0% CPR in month 10, and remaining constant at 23.0% CPR thereafter).

Transaction Overview
Issuing Entity:	Carrington Mortgage Loan Trust, Series 2006-RFC1.
Depositor:	Stanwich Asset Acceptance Company, L.L.C.
Sponsor:	Carrington Securities, LP.
Servicer:	Homecomings Financial Network, Inc., a wholly-owned subsidiary of the Seller.
Trustee:	Wells Fargo Bank, N.A.
Custodian:	Wells Fargo Bank, N.A.
Lead Manager:	Bear, Stearns & Co. Inc.
Co-Managers:	Citigroup Global Markets Inc. Northeast Securities, Inc. Residential Funding Securities Corporation, an affiliate of the Servicer and the Seller.
Cap Contracts Provider:	Swiss Re Financial Products Corporation.
Seller:

Residential Funding Corporation. The seller makes certain representations and warranties with respect to the mortgage loans and has certain obligations with respect to the repurchase and substitution of the mortgage loans.

Offered Certificates:

Approximately $593,204,000 senior floating-rate certificates consisting of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (together the “Class A Certificates”) and approximately $150,158,000 mezzanine floating rate certificates consisting of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (together, with the Class M-10 Certificates, the “Class M Certificates” or the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) are referred to herein as the “Offered Certificates”. The Offered Certificates and the Class M-10 Certificates are backed by adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first lien and second lien, closed-end, subprime mortgage loans (the “Mortgage Loans”).

Non-Offered Certificates:	The Class M-10, Class CE, Class P and Class R Certificates will not be offered pursuant to the prospectus.
Mortgage Loans:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,739 adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first and second lien, closed-end, subprime mortgage loans, with a scheduled principal balance of approximately $782,074,928.

As of the Cut-off Date none of the Mortgage Loans were 30 to 59 days delinquent in the payment of principal and/or interest. Further, no mortgage loan that is 60 or more days delinquent in the payment of principal and/or interest as of the Cut-off Date will be included in the mortgage pool as of the Closing Date. For purposes of categorizing mortgage loans as delinquent, the Cut-off Date shall mean the close of business on April 30, 2006.

Expected Pricing Date:	On or about May 18, 2006.
Closing Date:	On or about May 24, 2006.
Cut-off Date:	May 1, 2006.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in June 2006.
Record Date:	The business day immediately preceding each Distribution Date.
Delay Days:	Zero days on all Class A and Mezzanine Certificates.
Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Accrual Period:

The Interest Accrual Period for any Distribution Date and for the Class A Certificates and Mezzanine Certificates is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first Distribution Date, commencing on the Closing Date, and ending on the day preceding the Distribution Date. All distributions of interest on the Class A Certificates and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

Prepayment Period:	The Prepayment Period with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.
ERISA Considerations:

Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by certain ERISA plans as of the Closing Date. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA plan’s acquisition and ownership of such Certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).
Tax Status:	For federal income tax purposes, each Offered Certificate will represent beneficial ownership of a REMIC regular interest and an interest in a interest rate cap agreement.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:

Class A and Class M-1 Certificates: $100,000 and integral multiples of $1 in excess thereof.

Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates: $250,000 and integral multiples of $1 in excess thereof.

Optional Termination:

At its option, the majority holder of the Class CE Certificates, in accordance with the terms of the Pooling and Servicing Agreement, may purchase all of the Mortgage Loans, together with any properties in respect of such Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of (i) the Mortgage Loans remaining in the trust at the time of such purchase, and (ii) properties acquired in respect of such Mortgage Loans has been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Administrative Fee Rates:

The sum of (i) the “Servicing Fee”, calculated at the “Servicing Fee Rate” relating to each Mortgage Loan equal to at least 0.29% per annum and not more than 0.54% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee rate of approximately 0.470% and (ii) the “Trustee Fee” calculated at the “Trustee Fee Rate” of 0.0025% per annum. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Principal & Interest Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:

The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems all such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:	The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover Prepayment Interest Shortfalls due to partial and/or full prepayments on the Mortgage Loans.

Credit Enhancement
Credit Enhancement:	1. Excess Spread 2. Overcollateralization 3. Subordination
Overcollateralization Amount:

The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to any REO Property) as of the last day of the related Due Period over (b) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Target Amount:

The Overcollateralization Target Amount with respect to any Distribution Date is (a) prior to the Stepdown Date, an amount equal to approximately 3.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (i) approximately 7.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the Overcollateralization Floor Amount; or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and Class P Certificates to zero, the Overcollateralization Target Amount will be zero.

Overcollateralization Floor Amount:	An amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:

An Overcollateralization Increase Amount with respect to any Distribution Date equals the lesser of (a) the Net Monthly Excess Cashflow for such Distribution Date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount with respect to any Distribution Date is the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the related Distribution Date) is greater than or equal to approximately 48.30%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates, calculated after taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

	Class	Initial	Targeted On and After Stepdown Date
	A	24.15	48.30
	M-1	20.25	40.50
	M-2	16.60	33.20
	M-3	14.45	28.90
	M-4	12.50	25.00
	M-5	10.60	21.20
	M-6	8.95	17.90
	M-7	7.35	14.70
	M-8	5.95	11.90
	M-9	4.95	9.90
	M-10	3.80	7.60

Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

1)    the percentage obtained by dividing (i) the Rolling Three-Month Delinquency Average plus the aggregate principal balance of the Mortgage Loans that, as of the last day of the previous calendar month, are in foreclosure, have been converted to REO Properties or have been discharged due to bankruptcy, by (ii) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to REO Property) as of the last day of the previous calendar month, exceeds 32.0% of the then Credit Enhancement Percentage for the prior Distribution Date; or

2)    the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-Off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

	Distribution Date Occurring in	Percentage
	June 2009 through May 2010	3.50%
	June 2010 through May 2011	5.00%
	June 2011 through May 2012	6.25%
	June 2012 and thereafter	7.00%

Subsequent Recoveries:

Subsequent Recoveries are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this term sheet. In addition, after giving effect to all distributions on a Distribution Date, the amount of such Subsequent Recoveries will increase the Certificate Principal Balance first, of the Class A Certificates then outstanding, if a Realized Loss has been allocated to the Class A Certificates, on a pro-rata basis by the amount of such Subsequent Recoveries, and second, of the class of Mezzanine Certificates then outstanding with the highest distribution priority to which a Realized Loss was allocated. Thereafter, such class of Class A and Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

REO Property:	REO Property is mortgaged property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure.
Rolling Three-Month Delinquency Average:

With respect to any Distribution Date, the average aggregate principal balance of the Mortgage Loans delinquent 60 days or more for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Distribution of Interest
Interest Distribution Priority:

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

1)   To the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount allocable to such class of Class A Certificates; and

2)    Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, the Interest Distribution Amount allocable to each such class.

Principal Waterfall Prior to Stepdown Date or if a Trigger Event is in Effect
Principal Distribution Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)    Sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the aggregate Certificate Principal Balance of each class of Class A Certificates has been reduced to zero, and;

2)    Sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

Nothwithstanding the foregoing, if the Mezzanine Certificates and Class CE Certificates are reduced to zero, principal distributions on the Class A Certificates will be allocated concurrently on a pro rata basis.

Principal Waterfall On or After Stepdown Date and when No Trigger Event is in Effect
Principal Distribution Priority:

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)     Sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to an amount equal to the Class A Principal Distribution Amount, until the aggregate Certificate Principal Balances of each class of Class A Certificates has been reduced to zero, and;

2)     Sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, up to an amount equal to the related class Principal Distribution Amount until the Certificate Principal Balance of each such class has been reduced to zero.

Nothwithstanding the foregoing, if the Mezzanine Certificates and Class CE Certificates are reduced to zero, principal distributions on the Class A Certificates will be allocated concurrently on a pro rata basis.

Excess Cashflow Waterfall
Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

1)  To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;

2)  Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such certificates for such Distribution Date;

3)  Concurrently, on a pro rata basis to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class of certificates for such Distribution Date;

4)  To the reserve account, for distribution to the holders of the Class A Certificates and Mezzanine Certificates, the aggregate amount of any Net WAC Rate Carryover Amounts for such classes, after taking into account amounts, if any, received under the cap contracts;

5)  To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement;

6)  To the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

Allocation of Losses
Loss Allocation:

Any Realized Losses on the Mortgage Loans will be allocated or covered on any Distribution Date as follows:

(i)  first, by Net Monthly Excess Cash Flow;

(ii)  second, by the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero;

(iii)  third, to the Class M-10 Certificates, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

(iv)  fourth, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

(v)  fifth, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

(vi)  sixth, to the Class M-7 Certificates, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

(vii)  seventh, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

(viii)  eighth, to the Class M-5 Certificates, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

(ix)  ninth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

(x)  tenth, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

(xi)  eleventh, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

(xii)  twelfth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero; and

(xiii)  thirteenth, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

Once Realized Losses are allocated to the Class A and Mezzanine Certificates, such amounts with respect to the certificates will no longer accrue interest to the extent there are no Subsequent Recoveries allocated to the certificates. However, the amount of any Realized Losses allocated to the certificates may be distributed to the holders of those certificates from Net Monthly Excess Cashflow, as described in the Pooling and Servicing Agreement.

Derivatives
Cap Contracts:

The holders of the Class A Certificates and the holders of the Mezzanine Certificates may benefit from a series of interest rate cap payments from Swiss Re Financial Products Corporation pursuant to two separate cap contracts, in each case refered to as the Class A Cap Contract and the Class M Cap Contract, respectively. The cap contracts are intended to partially mitigate for the first 33 Distribution Dates for the Class A Certificates and 38 Distribution Dates for the Mezzanine Certificates and in each case beginning on the Distribution Date in June 2006, the interest rate risk that could result from the difference between (a) One Month LIBOR plus the related margin and (b) the Net WAC Pass-Through Rate.

With respect to the Class A Certificates and each Distribution Date, payments under the related cap contract will be made based on (a) an amount equal to the Class A Cap Contract Notional Balance for that Distribution Date and (b) the positive excess of (i) the lesser of (x) One-Month LIBOR and (y) the Class A Ceiling Rate per annum, over (ii) the Class A Monthly Strike Rate for that Distribution Date, calculated on an actual/360-day basis.

With respect to the Mezzanine Certificates and each Distribution Date, payments under the related cap contract will be made based on (a) an amount equal to the Class M Cap Contract Notional Balance for that Distribution Date and (b) the positive excess of (i) the lesser of (x) One-Month LIBOR and (y) the Class M Ceiling Rate per annum, over (ii) the Class M Monthly Strike Rate for that Distribution Date, calculated on an actual/360-day basis.

Derivatives
Class A Cap Contract Notional Balance:

With respect to any Distribution Date specified below and the cap contract relating to the Class A Certificates, the lesser of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date, and (2) the amount specified below for that Distribution Date:

Distribution Date	Notional	Distribution Date	Notional
June 2006	593,204,000.00	December 2007	321,729,179.24
July 2006	586,814,951.93	January 2008	306,392,839.95
August 2006	578,687,362.74	February 2008	281,222,580.73
September 2006	568,826,526.18	March 2008	252,776,251.90
October 2006	557,248,950.46	April 2008	226,305,808.55
November 2006	543,986,687.96	May 2008	201,972,159.87
December 2006	529,079,614.26	June 2008	179,371,534.28
January 2007	512,591,582.64	July 2008	164,361,412.76
February 2007	494,742,365.59	August 2008	152,924,652.77
March 2007	475,733,185.85	September 2008	141,874,943.81
April 2007	456,617,418.80	October 2008	131,198,759.63
May 2007	438,051,853.97	November 2008	120,879,561.48
June 2007	420,022,163.47	December 2008	110,826,500.23
July 2007	402,512,828.10	January 2009	101,085,354.97
August 2007	385,508,779.35	February 2009	91,384,352.38
September 2007	368,995,386.29
October 2007	352,958,510.37
November 2007	337,384,548.42

Derivatives
Class A Monthly Strike Rate and Class A Ceiling Rate:

With respect to each Distribution Date and the cap contract relating to the Class A Certificates, the Class A Monthly Strike Rate is the per annum rate set forth next to such Distribution Date in the applicable table below, in each case, subject to the related Class A Ceiling Rate:

Distribution Date	Class A Monthly Strike Rate	Class A Ceiling Rate	Distribution Date	Class A Monthly Strike Rate	Class A Ceiling Rate
June 2006	7.642	11.414	December 2007	8.475	11.376
July 2006	8.161	11.414	January 2008	8.296	11.371
August 2006	7.899	11.413	February 2008	8.381	11.363
September 2006	7.907	11.412	March 2008	10.605	11.356
October 2006	8.185	11.411	April 2008	10.737	11.351
November 2006	7.927	11.410	May 2008	11.222	11.345
December 2006	8.205	11.409	June 2008	10.995	11.338
January 2007	7.950	11.407	July 2008	11.332	11.332
February 2007	7.964	11.405	August 2008	11.266	11.327
March 2007	8.848	11.403	September 2008	11.322	11.322
April 2007	8.004	11.401	October 2008	11.315	11.315
May 2007	8.294	11.398	November 2008	11.312	11.312
June 2007	8.043	11.395	December 2008	11.309	11.309
July 2007	8.337	11.393	January 2009	11.305	11.305
August 2007	8.087	11.390	February 2009	11.300	11.300
September 2007	8.112	11.386
October 2007	8.416	11.383
November 2007	8.167	11.380

Derivatives
Class M Cap Contract Notional Balance:

With respect to any Distribution Date specified below and the cap contract relating to the Mezzanine Certificates, the lesser of (1) the aggregate Certificate Principal Balance of the Mezzanine Certificates immediately prior to that Distribution Date, and (2) the amount specified below for that Distribution Date:

Distribution Date	Notional	Distribution Date	Notional
June 2006	159,152,000	January 2008	159,152,000
July 2006	159,152,000	February 2008	159,152,000
August 2006	159,152,000	March 2008	159,152,000
September 2006	159,152,000	April 2008	159,152,000
October 2006	159,152,000	May 2008	159,152,000
November 2006	159,152,000	June 2008	159,152,000
December 2006	159,152,000	July 2008	159,152,000
January 2007	159,152,000	August 2008	159,152,000
February 2007	159,152,000	September 2008	159,152,000
March 2007	159,152,000	October 2008	159,152,000
April 2007	159,152,000	November 2008	159,152,000
May 2007	159,152,000	December 2008	159,152,000
June 2007	159,152,000	January 2009	159,152,000
July 2007	159,152,000	February 2009	159,152,000
August 2007	159,152,000	March 2009	159,152,000
September 2007	159,152,000	April 2009	159,152,000
October 2007	159,152,000	May 2009	159,152,000
November 2007	159,152,000	June 2009	159,152,000
December 2007	159,152,000	July 2009	159,152,000

Derivatives
Class M Monthly Strike Rate and Ceiling Rate:

With respect to each Distribution Date and the cap contract relating to the Mezzanine Certificates, the Class M Monthly Strike Rate is the per annum rate set forth next to such Distribution Date in the applicable table below, in each case, subject to the related Class M Ceiling Rate:

Distribution Date	Class M Monthly Strike Rate	Class M Ceiling Rate	Distribution Date	Class M Monthly Strike Rate	Class M Ceiling Rate
June 2006	6.939	11.083	January 2008	7.023	10.843
July 2006	7.192	10.843	February 2008	7.047	10.843
August 2006	6.939	10.843	March 2008	8.962	10.843
September 2006	6.940	10.843	April 2008	8.965	10.843
October 2006	7.198	10.843	May 2008	9.261	10.843
November 2006	6.945	10.843	June 2008	8.914	10.843
December 2006	7.198	10.843	July 2008	9.239	10.843
January 2007	6.945	10.843	August 2008	8.921	10.843
February 2007	6.946	10.843	September 2008	9.334	10.843
March 2007	7.762	10.843	October 2008	9.873	10.843
April 2007	6.952	10.843	November 2008	9.526	10.843
May 2007	7.206	10.843	December 2008	9.858	10.843
June 2007	6.953	10.843	January 2009	9.532	10.843
July 2007	7.207	10.843	February 2009	9.540	10.843
August 2007	6.954	10.843	March 2009	11.160	10.843
September 2007	6.955	10.843	April 2009	10.543	10.843
October 2007	7.213	10.843	May 2009	10.913	10.843
November 2007	6.960	10.843	June 2009	10.535	10.843
December 2007	7.215	10.843	July 2009	10.923	10.843

Distributions of Net WAC Rate Carryover Amounts
Distribution of Net WAC Rate Carryover Amounts:

On each Distribution Date, to the extent required following the distribution of the Available Distribution Amount, the Trustee will withdraw from amounts in the reserve account to distribute to the holders of the Class A Certificates and Mezzanine Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account in the following order of priority:

(A)  concurrently, to the Class A Certificates, on a pro rata basis based on the outstanding balance of each such class immediately prior to the Distribution Date, but only to the extent of amounts paid under the Class A Cap Contract and only up to the related Net WAC Rate Carryover Amount;

(B)  concurrently, to the Mezzanine Certificates, on a pro rata basis based on the outstanding balance of each such class immediately prior to the Distribution Date, but only to the extent of amounts paid under the Class M Cap Contract and only up to the related Net WAC Rate Carryover Amount;

(C)  to the Class A Certificates, any related unpaid Net WAC Rate Carryover Amount (after taking into account distributions pursuant to (A) above), distributed on a pro rata basis based on the remaining undistributed Net WAC Rate Carryover Amount, but only to the extent of amounts remaining under the Class A Cap Contract;

(D)  to the Mezzanine Certificates, any related unpaid Net WAC Rate Carryover Amount (after taking into account distributions pursuant to (B) above), distributed on a pro rata basis based on the remaining undistributed Net WAC Rate Carryover Amount, but only to the extent of amounts remaining under the Class M Cap Contract;

(E)  to the Class A Certificates and Mezzanine Certificates from Net Monthly Excess Cash Flow, any related unpaid Net WAC Rate Carryover Amount (after taking into account distributions pursuant to (A) through (D) above), distributed in the following order of priority: (i) to the Class A Certificates, on a pro rata basis based first on the outstanding certificate principal balance immediately prior to the Distribution Date, and second on such remaining undistributed Net WAC Rate Carryover Amount, (ii) sequentially to the Mezzanine Certificates any such remaining undistributed Net WAC Rate Carryover Amount for each class.

Definitions

Available Distribution Amount:
For any Distribution Date an amount equal to the sum of the following amounts, net of amounts reimbursable therefrom and payable to the servicer and the trustee: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee; (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period; (iii) all payments of Compensating Interest made by the servicer with respect to the Mortgage Loans; and (iv) all Advances with respect to the Mortgage Loans received for the Distribution Date.

In addition, certificateholders will be entitled to amounts, if any, available under the cap contracts related to interest rate risk that could result from the difference between (a) One Month LIBOR plus the related margin and (b) the Net WAC Pass-Through Rate.

Certificate Principal Balance:
With respect to any class of Class A Certificates and Mezzanine Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) with respect to any Class A Certificate and Mezzanine Certificate, any reductions in its certificate principal balance in connection with the allocation of Realized Losses (taking into account any increases in the certificate principal balance thereof due to the receipt of Subsequent Recoveries).

The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of the then aggregate principal balance of the Mortgage Loans over the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount is an amount equal to the excess of:
•  the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date over
•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-1 Principal Distribution Amount:
 The Class M-1 Principal Distribution Amount is an amount equal to the excess of:
•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related Distribution Date over
•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of:
•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related Distribution Date over
•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggrengate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-3 Principal Distribution Amount:

The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-4 Principal Distribution Amount:

The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificate immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-5 Principal Distribution Amount:

The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-6 Principal Distribution Amount:

The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-7 Principal Distribution Amount:

The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

•  ࿠the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-8 Principal Distribution Amount:

The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-9 Principal Distribution Amount:

The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-10 Principal Distribution Amount:

The Class M-10 Principal Distribution Amount is an amount equal to the excess of:

•  the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related Distribution Date and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the related Distribution Date over

•  the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Determination Date:
The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Expense Adjusted Mortgage Rate:
The Expense Adjusted Mortgage Rate for any Mortgage Loan and any Distribution Date will be a per annum rate equal to the then applicable mortgage rate for such Mortgage Loan as of the first day of the related Due Period minus the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate.

Formula Rate:
The Formula Rate for any class of Class A and Mezzanine Certificates is One-Month LIBOR plus the related margin. The related margin shall increase on any Distribution Date following the date on which the Optional Termination is in effect and not exercised by an amount equal to (i) 2.0 times the related margin for each Class A Certificate, and (ii) 1.5 times for any Mezzanine Certificate.

Interest Carry Forward Amount:
The Interest Carry Forward Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining undistributed from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

Interest Distribution Amount:
The Interest Distribution Amount for the Class A Certificates and Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, reduced (to not less than zero) by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer or excess interest and shortfalls resulting from the application of the Relief Act.

Interest Remittance Amount:
The Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for that Distribution Date that represents interest received or advanced on the Mortgage Loans.

Net Monthly Excess Cash Flow:
The Net Monthly Excess Cash Flow for any Distribution Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:
(i)  the Available Distribution Amount for the related Distribution Date, over
(ii)  the sum for the related Distribution Date of (a) the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amount distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

Net WAC Pass-Through Rate:
The Net WAC Pass-Through Rate for any Distribution Date and the Class A Certificates and Mezzanine Certificates is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.

Net WAC Rate Carryover Amount:
For any Distribution Date and any Class A Certificates or Mezzanine Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Pass-Through Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Pass-Through Rate, (ii) the undistributed portion of any such amounts from the prior Distribution Date and (iii) accrued interest on the amounts described in clause (ii) at the then applicable Pass-Through Rate, without giving effect to the Net WAC Pass-Through Rate. The ratings on each class of Certificates do not address the likelihood of the Distribution of any Net WAC Rate Carryover Amount.

Pass-Through Rates:	With respect to each class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the lesser of (i) the Formula Rate and (ii) the Net WAC Pass-Through Rate.
Prepayment Interest Shortfalls:
With respect to any principal prepayments on the Mortgage Loans and any distribution date, any interest shortfall resulting from principal prepayments occurring between the first day of the related Prepayment Period and the last day of the prior calendar month

Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all scheduled monthly distributions on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the Trustee and the Servicer, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date minus any Overcollateralization Reduction Amount.

Principal Remittance Amount:	The Principal Remittance Amount for any Distribution Date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount.
Senior Interest Distribution Amount:
The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for that Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

Subordination Percentage:	With respect to each class of Class A Certificates and Mezzanine Certificates, the applicable approximate percentage set forth in the table below.

Class	Percentage
A	51.70
M-1	59.50
M-2	66.80
M-3	71.10
M-4	75.00
M-5	78.80
M-6	82.10
M-7	85.30
M-8	88.10
M-9	90.10
M-10	92.40

30 to 59 Days Delinquent

Any Mortgage Loan for which a payment due on any due date remains unpaid as of the close of business on the last day of the month of the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$782,074,927.84
Number of Mortgage Loans:	4,739
Average Scheduled Principal Balance:	$165,029.53
Weighted Average Gross Coupon:	8.279%
Weighted Average Original Credit Score³:	613
Weighted Average Original LTV Ratio²:	81.20%
Weighted Average Combined LTV Ratio²:	86.73%
Weighted Average Stated Remaining Term (months):	355
Weighted Average Original Term (months):	357
Weighted Average Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.926%
Weighted Average Initial Rate Cap¹:	2.943%
Weighted Average Periodic Rate Cap¹:	1.010%
Interest Only Loans:	14.14%
Silent Seconds:	28.71%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The combined loan-to-value of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) either (x) for junior lien mortgage loans the outstanding balance of the senior lien mortgage loan at the date of origination of such mortgage loan, or (y) for first-lien mortgage loans the outstanding balance of any junior lien mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

(3) Does not include loans with no credit score available.

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
2/1 ARM	2,570	$431,746,987.75	55.21%	$167,994.94	606	80.80%	8.328%
2/1 ARM IO	387	88,136,365.95	11.27	227,742.55	637	81.51	7.758
2/1 ARM Recast	86	24,459,876.52	3.13	284,417.17	613	85.29	7.814
30/15 Fixed	190	7,833,145.64	1.00	41,227.08	637	98.35	11.158
3/1 ARM	402	65,381,046.52	8.36	162,639.42	614	80.53	8.337
3/1 ARM IO	88	19,158,754.55	2.45	217,713.12	634	81.13	8.066
3/1 ARM Recast	3	1,165,863.23	0.15	388,621.08	609	89.56	7.475
40/30 2/1 ARM	142	30,302,024.76	3.87	213,394.54	610	81.54	8.257
40/30 3/1 ARM	38	7,038,390.30	0.90	185,220.80	617	81.52	8.100
40/30 5/1 ARM	1	167,285.31	0.02	167,285.31	610	90.00	8.800
40/30 Fixed	3	332,123.21	0.04	110,707.74	637	84.53	8.549
5/1 ARM	8	1,550,116.35	0.20	193,764.54	613	77.13	7.818
5/1 ARM Recast	17	3,773,883.50	0.48	221,993.15	599	78.22	7.259
6M ARM	15	3,799,972.11	0.49	253,331.47	641	78.99	6.282
Fixed	772	93,912,878.67	12.01	121,648.81	617	80.84	8.591
Fixed IO	17	3,316,213.47	0.42	195,071.38	659	78.99	8.205
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
5.500—5.999	13	$3,502,123.91	0.45%	$269,394.15	632	74.42%	5.778%
6.000—6.499	61	15,744,278.24	2.01	258,102.92	643	77.11	6.239
6.500—6.999	184	40,274,438.74	5.15	218,882.82	634	77.12	6.793
7.000—7.499	411	80,464,727.69	10.29	195,777.93	620	76.74	7.263
7.500—7.999	1,098	203,161,249.50	25.98	185,028.46	618	79.37	7.765
8.000—8.499	776	132,850,100.70	16.99	171,198.58	618	81.13	8.230
8.500—8.999	925	150,454,797.46	19.24	162,653.84	607	82.68	8.721
9.000—9.499	408	64,125,501.41	8.20	157,170.35	601	85.12	9.212
9.500—9.999	438	58,397,445.83	7.47	133,327.50	592	85.60	9.697
10.000—10.499	112	13,792,475.77	1.76	123,147.11	590	86.93	10.194
10.500—10.999	93	8,802,785.06	1.13	94,653.60	597	85.94	10.703
11.000—11.499	51	3,176,429.31	0.41	62,282.93	595	87.75	11.192
11.500—11.999	81	3,653,821.18	0.47	45,108.90	630	95.25	11.698
12.000—12.499	58	2,450,149.96	0.31	42,243.96	632	99.46	12.086
12.500—12.999	17	788,587.69	0.10	46,387.51	617	99.48	12.581
13.000—13.499	5	160,269.29	0.02	32,053.86	605	99.76	13.179
13.500—13.999	8	275,746.10	0.04	34,468.26	582	99.91	13.706
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Total Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.01—25,000.00	69	$1,485,918.34	0.19%	$21,535.05	622	98.84%	10.908%
25,000.01—50,000.00	177	6,265,642.99	0.80	35,399.11	631	99.19	11.422
50,000.01—75,000.00	259	17,938,671.32	2.29	69,261.28	611	82.23	9.207
75,000.01—100,000.00	723	63,962,284.37	8.18	88,467.89	609	80.47	8.641
100,000.01—125,000.00	760	85,319,865.50	10.91	112,262.98	610	80.20	8.471
125,000.01—150,000.00	628	85,901,527.56	10.98	136,785.87	608	80.62	8.414
150,000.01—175,000.00	491	79,466,001.06	10.16	161,845.22	613	81.34	8.265
175,000.01—200,000.00	413	77,792,051.23	9.95	188,358.48	612	80.43	8.191
200,000.01—225,000.00	261	55,341,867.86	7.08	212,037.81	616	81.66	8.131
225,000.01—250,000.00	221	52,310,310.62	6.69	236,698.24	613	80.23	8.203
250,000.01—275,000.00	166	43,336,448.19	5.54	261,062.94	619	82.11	8.089
275,000.01—300,000.00	127	36,465,782.94	4.66	287,132.15	613	81.23	8.107
300,000.01—325,000.00	81	25,211,797.21	3.22	311,256.76	620	80.73	7.992
325,000.01—350,000.00	71	23,963,401.22	3.06	337,512.69	613	82.20	8.220
350,000.01—375,000.00	75	27,015,137.32	3.45	360,201.83	615	81.05	8.125
375,000.01—400,000.00	59	22,839,704.26	2.92	387,113.63	609	82.88	8.143
400,000.01—425,000.00	25	10,335,872.45	1.32	413,434.90	608	81.96	7.843
425,000.01—450,000.00	33	14,433,260.88	1.85	437,371.54	611	80.87	7.872
450,000.01—500,000.00	47	22,482,569.01	2.87	478,352.53	624	80.88	7.789
500,000.01—600,000.00	40	21,688,661.73	2.77	542,216.54	634	80.66	7.646
600,000.01—700,000.00	11	7,068,666.91	0.90	642,606.08	632	83.16	7.705
700,000.01—800,000.00	2	1,449,484.87	0.19	724,742.44	647	90.08	7.250
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.01—25,000.00	69	$1,485,918.34	0.19%	$21,535.05	622	98.84%	10.908%
25,000.01—50,000.00	177	6,265,642.99	0.80	35,399.11	631	99.19	11.422
50,000.01—75,000.00	263	18,238,390.16	2.33	69,347.49	611	82.31	9.198
75,000.01—100,000.00	720	63,762,549.72	8.15	88,559.10	609	80.44	8.639
100,000.01—125,000.00	768	86,343,772.77	11.04	112,426.79	610	80.24	8.468
125,000.01—150,000.00	624	85,526,557.86	10.94	137,061.79	608	80.62	8.414
150,000.01—175,000.00	491	79,591,351.63	10.18	162,100.51	613	81.34	8.266
175,000.01—200,000.00	412	77,716,481.66	9.94	188,632.24	611	80.44	8.186
200,000.01—225,000.00	263	55,891,603.11	7.15	212,515.60	616	81.65	8.134
225,000.01—250,000.00	216	51,210,431.68	6.55	237,085.33	613	80.10	8.200
250,000.01—275,000.00	166	43,362,484.75	5.54	261,219.79	619	82.17	8.096
275,000.01—300,000.00	127	36,490,979.68	4.67	287,330.55	612	81.31	8.115
300,000.01—325,000.00	80	24,912,004.84	3.19	311,400.06	620	80.62	7.984
325,000.01—350,000.00	72	24,312,756.44	3.11	337,677.17	613	82.17	8.211
350,000.01—375,000.00	76	27,414,534.13	3.51	360,717.55	616	81.04	8.133
375,000.01—400,000.00	58	22,489,788.27	2.88	387,754.97	606	82.99	8.123
400,000.01—425,000.00	24	9,937,036.41	1.27	414,043.18	611	81.90	7.878
425,000.01—450,000.00	33	14,433,260.88	1.85	437,371.54	611	80.87	7.872
450,000.01—500,000.00	47	22,482,569.01	2.87	478,352.53	624	80.88	7.789
500,000.01—600,000.00	40	21,688,661.73	2.77	542,216.54	634	80.66	7.646
600,000.01—700,000.00	11	7,068,666.91	0.90	642,606.08	632	83.16	7.705
700,000.01—800,000.00	2	1,449,484.87	0.19	724,742.44	647	90.08	7.250
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
161—170	1	$19,253.35	0.00%	$19,253.35	602	99.89%	9.250%
171—180	224	10,869,471.19	1.39	48,524.42	630	91.14	10.387
221—230	1	25,008.35	0.00	25,008.35	630	100.00	10.990
231—240	32	2,028,729.33	0.26	63,397.79	617	79.94	9.352
341—350	2	85,453.15	0.01	42,726.58	633	100.00	9.946
351—360	4,479	769,047,012.47	98.33	171,700.61	613	81.06	8.246
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
180	225	$10,888,724.54	1.39%	$48,394.33	630	91.16%	10.384%
240	33	2,053,737.68	0.26	62,234.48	617	80.18	9.372
359	1	243,510.09	0.03	243,510.09	602	75.00	7.550
360	4,480	768,888,955.53	98.31	171,627.00	613	81.06	8.247
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Combined Loan-to-Value Ratio

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$82,328.56	0.01%	$82,328.56	575	16.07%	7.875%
20.01—25.00	5	541,768.79	0.07	108,353.76	580	23.57	7.804
25.01—30.00	5	525,952.25	0.07	105,190.45	599	26.69	8.049
30.01—35.00	10	1,193,698.89	0.15	119,369.89	602	33.24	7.264
35.01—40.00	16	2,132,184.57	0.27	133,261.54	589	37.86	8.046
40.01—45.00	26	3,905,068.92	0.50	150,194.96	576	42.47	8.060
45.01—50.00	47	7,434,490.03	0.95	158,180.64	566	47.65	8.135
50.01—55.00	49	7,927,807.46	1.01	161,791.99	584	52.64	8.134
55.01—60.00	95	15,527,796.70	1.99	163,450.49	579	58.05	7.956
60.01—65.00	113	18,143,621.85	2.32	160,563.03	594	63.06	7.866
65.01—70.00	203	35,816,787.14	4.58	176,437.38	585	68.53	7.996
70.01—75.00	255	47,699,949.88	6.10	187,058.63	596	73.80	7.962
75.01—80.00	616	109,993,706.73	14.06	178,561.21	606	79.15	8.068
80.01—85.00	413	77,545,198.83	9.92	187,760.77	604	84.14	8.342
85.01—90.00	669	121,932,760.53	15.59	182,261.23	612	89.20	8.479
90.01—95.00	650	110,786,117.10	14.17	170,440.18	620	93.04	8.687
95.01—100.00	1,566	220,885,689.61	28.24	141,050.89	634	81.41	8.242
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Total Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$82,328.56	0.01%	$82,328.56	575	16.07%	7.875%
20.01—25.00	5	541,768.79	0.07	108,353.76	580	23.57	7.804
25.01—30.00	5	525,952.25	0.07	105,190.45	599	26.69	8.049
30.01—35.00	10	1,193,698.89	0.15	119,369.89	602	33.24	7.264
35.01—40.00	16	2,132,184.57	0.27	133,261.54	589	37.86	8.046
40.01—45.00	26	3,905,068.92	0.50	150,194.96	576	42.47	8.060
45.01—50.00	47	7,434,490.03	0.95	158,180.64	566	47.65	8.135
50.01—55.00	50	7,995,807.46	1.02	159,916.15	584	52.65	8.128
55.01—60.00	97	15,776,346.93	2.02	162,642.75	579	58.04	7.946
60.01—65.00	113	18,143,621.85	2.32	160,563.03	594	63.06	7.866
65.01—70.00	205	36,231,677.23	4.63	176,739.89	585	68.59	7.999
70.01—75.00	271	50,031,984.56	6.40	184,619.87	597	73.80	7.970
75.01—80.00	1,901	325,744,518.14	41.65	171,354.30	625	79.70	8.033
80.01—85.00	422	78,536,729.97	10.04	186,106.00	603	84.29	8.382
85.01—90.00	664	120,532,815.92	15.41	181,525.33	612	89.50	8.495
90.01—95.00	581	97,555,073.49	12.47	167,908.90	618	94.72	8.773
95.01—100.00	325	15,710,860.28	2.01	48,341.11	636	99.80	10.927
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Total Collateral)

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
CA	361	$108,175,236.87	13.83%	$299,654.40	618	78.78%	7.735%
FL	581	106,185,148.82	13.58	182,762.73	613	79.84	8.232
MI	338	43,716,561.85	5.59	129,338.94	610	82.22	8.583
TX	365	42,845,107.94	5.48	117,383.86	618	82.52	8.545
AZ	242	41,504,013.30	5.31	171,504.19	615	79.27	8.146
IL	220	39,496,553.42	5.05	179,529.79	616	82.22	8.444
MD	177	37,658,613.60	4.82	212,760.53	603	77.99	7.920
GA	227	32,318,184.21	4.13	142,370.86	613	83.69	8.631
VA	125	22,733,625.44	2.91	181,869.00	605	80.32	8.202
WI	158	20,672,022.23	2.64	130,835.58	612	83.36	8.759
Other	1,945	286,769,860.16	36.67	147,439.52	613	82.45	8.392
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Owner Occupied	4,555	$755,816,710.89	96.64%	$165,931.22	613	81.35%	8.269%
Non-Owner Occupied	184	26,258,216.95	3.36	142,707.70	632	76.79	8.561
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Single Family	3,799	$614,993,469.62	78.64%	$161,882.99	613	81.14%	8.297%
Pud-Detached	507	95,694,775.35	12.24	188,747.09	613	81.30	8.161
Condo 1-5	232	37,790,023.58	4.83	162,888.03	625	81.59	8.090
Pud-Attached	103	17,496,752.25	2.24	169,871.38	617	81.53	8.539
Town/Rowhouse	67	9,847,820.47	1.26	146,982.40	609	80.80	8.331
SFD-SiteCondo	16	2,681,557.06	0.34	167,597.32	645	84.17	8.407
Condo >8	7	2,275,215.50	0.29	325,030.79	617	82.20	8.919
Leasehold	3	648,914.69	0.08	216,304.90	611	76.10	8.645
Condo 5-8	2	351,505.00	0.04	175,752.50	633	92.40	9.165
Modular Home	3	294,894.32	0.04	98,298.11	597	69.18	9.230
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Total Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Equity Refinance	2,311	$415,118,111.41	53.08%	$179,627.05	604	79.68%	8.219%
Purchase	1,927	290,460,662.12	37.14	150,732.05	627	83.32	8.383
Rate/Term	489	74,801,250.43	9.56	152,967.79	614	81.44	8.223
Construction Permanent	12	1,694,903.88	0.22	141,241.99	596	78.17	7.691
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Full Doc	2,718	$413,115,248.52	52.82%	$151,992.37	601	81.65%	8.187%
Stated Doc	1,792	324,598,484.57	41.50	181,137.55	629	80.58	8.437
Fast App	187	37,902,626.09	4.85	202,687.84	613	81.33	7.943
Lite Doc	40	6,148,333.56	0.79	153,708.34	607	82.66	8.241
No Doc	2	310,235.10	0.04	155,117.55	653	80.00	8.538
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
<= 499	7	$864,409.51	0.11%	$123,487.07	493	58.74%	10.682%
500—519	62	9,037,562.13	1.16	145,767.13	510	65.82	9.067
520—539	138	22,067,237.60	2.82	159,907.52	530	70.95	8.875
540—559	265	42,209,842.92	5.40	159,282.43	549	75.27	8.553
560—579	416	68,814,793.89	8.80	165,420.18	570	79.67	8.554
580—599	829	134,652,527.58	17.22	162,427.66	589	82.06	8.372
600—619	1,012	164,187,170.87	20.99	162,240.29	609	82.04	8.299
620—639	708	122,085,386.76	15.61	172,436.99	629	82.53	8.161
640—659	658	109,821,703.33	14.04	166,902.28	649	82.69	8.126
660—679	419	69,870,362.11	8.93	166,755.04	669	82.59	7.966
680—699	219	36,934,492.27	4.72	168,650.65	689	82.49	7.882
700—719	6	1,529,438.87	0.20	254,906.48	700	90.06	7.813
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Total Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0	1,497	$231,974,043.47	29.66%	$154,959.28	613	81.46%	8.632%
6	6	1,105,882.71	0.14	184,313.79	645	79.90	8.579
12	247	50,424,235.59	6.45	204,146.70	614	81.33	8.336
24	2,122	367,271,389.89	46.96	173,077.94	612	81.07	8.098
30	1	151,746.97	0.02	151,746.97	633	80.00	8.960
36	863	130,684,410.12	16.71	151,430.37	616	81.12	8.138
60	3	463,219.09	0.06	154,406.36	598	63.60	7.997
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
First Lien	4,411	$768,137,910.76	98.22%	$174,141.44	613	80.87%	8.226%
Second Lien	328	13,937,017.08	1.78	42,490.91	636	99.32	11.218
Total:	4,739	$782,074,927.84	100.00%	$165,029.53	613	81.20%	8.279%

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$676,680,566.85
Number of Mortgage Loans:	3,757
Average Scheduled Principal Balance:	$180,111.94
Weighted Average Gross Coupon:	8.203%
Weighted Average Original Credit Score³:	612
Weighted Average Original LTV Ratio²:	81.06%
Weighted Average Combined LTV Ratio²:	87.07%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.926%
Weighted Average Initial Rate Cap¹:	2.943%
Weighted Average Periodic Rate Cap¹:	1.010%
Weighted Average Gross Maximum Lifetime Rate¹:	14.474%
Weighted Average Gross Minimum Lifetime Rate¹:	7.392%
Interest Only Loans:	15.86%
Silent Seconds:	31.17%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The combined loan-to-value of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) either (x) for junior lien mortgage loans the outstanding balance of the senior lien mortgage loan at the date of origination of such mortgage loan, or (y) for first-lien mortgage loans the outstanding balance of any junior lien mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

(3) Does not include loans with no credit score available.

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
2/1 ARM	2,570	$431,746,987.75	63.80%	$167,994.94	606	80.80%	8.328%
2/1 ARM IO	387	88,136,365.95	13.02	227,742.55	637	81.51	7.758
2/1 ARM Recast	86	24,459,876.52	3.61	284,417.17	613	85.29	7.814
3/1 ARM	402	65,381,046.52	9.66	162,639.42	614	80.53	8.337
3/1 ARM IO	88	19,158,754.55	2.83	217,713.12	634	81.13	8.066
3/1 ARM Recast	3	1,165,863.23	0.17	388,621.08	609	89.56	7.475
40/30 2/1 ARM	142	30,302,024.76	4.48	213,394.54	610	81.54	8.257
40/30 3/1 ARM	38	7,038,390.30	1.04	185,220.80	617	81.52	8.100
40/30 5/1 ARM	1	167,285.31	0.02	167,285.31	610	90.00	8.800
5/1 ARM	8	1,550,116.35	0.23	193,764.54	613	77.13	7.818
5/1 ARM Recast	17	3,773,883.50	0.56	221,993.15	599	78.22	7.259
6M ARM	15	3,799,972.11	0.56	253,331.47	641	78.99	6.282
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
5.500—5.999	12	$3,351,408.59	0.50%	$279,284.05	636	76.27%	5.779%
6.000—6.499	55	14,182,667.04	2.10	257,866.67	641	77.43	6.232
6.500—6.999	152	34,381,498.34	5.08	226,194.07	632	77.12	6.795
7.000—7.499	362	72,407,844.34	10.70	200,021.67	619	76.93	7.258
7.500—7.999	981	185,318,070.92	27.39	188,907.31	617	79.63	7.766
8.000—8.499	671	118,921,234.58	17.57	177,229.86	617	81.43	8.230
8.500—8.999	762	129,573,973.52	19.15	170,044.58	606	83.00	8.724
9.000—9.499	327	54,761,747.11	8.09	167,467.12	600	85.46	9.216
9.500—9.999	313	46,957,114.10	6.94	150,022.73	591	85.32	9.688
10.000—10.499	63	9,586,010.78	1.42	152,158.90	582	84.24	10.189
10.500—10.999	46	5,683,286.47	0.84	123,549.71	591	83.38	10.678
11.000—11.499	10	1,163,368.88	0.17	116,336.89	551	74.91	11.198
11.500—11.999	3	392,342.18	0.06	130,780.73	587	69.67	11.851
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
50,000.01—75,000.00	163	$11,624,436.84	1.72%	$71,315.56	603	78.45%	8.749%
75,000.01—100,000.00	525	46,731,525.94	6.91	89,012.43	605	79.92	8.528
100,000.01—125,000.00	609	68,641,628.50	10.14	112,712.03	607	80.36	8.414
125,000.01—150,000.00	537	73,477,721.55	10.86	136,830.02	607	80.44	8.364
150,000.01—175,000.00	439	71,084,030.99	10.50	161,922.62	612	81.52	8.262
175,000.01—200,000.00	360	67,814,876.41	10.02	188,374.66	611	80.93	8.202
200,000.01—225,000.00	233	49,448,372.19	7.31	212,224.77	615	81.56	8.122
225,000.01—250,000.00	204	48,313,063.29	7.14	236,828.74	613	80.54	8.214
250,000.01—275,000.00	156	40,719,454.75	6.02	261,022.15	617	82.24	8.120
275,000.01—300,000.00	117	33,605,796.82	4.97	287,229.03	612	81.40	8.144
300,000.01—325,000.00	75	23,349,565.44	3.45	311,327.54	619	80.37	8.004
325,000.01—350,000.00	61	20,548,761.08	3.04	336,864.94	612	82.54	8.186
350,000.01—375,000.00	73	26,309,974.90	3.89	360,410.62	615	81.33	8.137
375,000.01—400,000.00	54	20,890,547.82	3.09	386,862.00	610	82.78	8.153
400,000.01—425,000.00	24	9,919,812.34	1.47	413,325.51	608	82.84	7.863
425,000.01—450,000.00	32	13,993,260.88	2.07	437,289.40	609	80.90	7.809
450,000.01—500,000.00	44	21,055,773.15	3.11	478,540.30	625	81.03	7.738
500,000.01—600,000.00	38	20,633,812.18	3.05	542,995.06	633	80.78	7.626
600,000.01—700,000.00	11	7,068,666.91	1.04	642,606.08	632	83.16	7.705
700,000.01—800,000.00	2	1,449,484.87	0.21	724,742.44	647	90.08	7.250
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
50,000.01—75,000.00	166	$11,849,263.88	1.75%	$71,381.11	603	78.58%	8.744%
75,000.01—100,000.00	523	46,606,683.09	6.89	89,114.12	605	79.91	8.525
100,000.01—125,000.00	614	69,290,786.66	10.24	112,851.44	607	80.34	8.412
125,000.01—150,000.00	535	73,327,617.52	10.84	137,060.97	607	80.50	8.364
150,000.01—175,000.00	440	71,359,265.00	10.55	162,180.15	613	81.52	8.263
175,000.01—200,000.00	359	67,739,306.84	10.01	188,688.88	611	80.93	8.197
200,000.01—225,000.00	234	49,773,332.67	7.36	212,706.55	615	81.54	8.127
225,000.01—250,000.00	199	47,189,400.05	6.97	237,132.66	612	80.48	8.219
250,000.01—275,000.00	157	40,994,050.38	6.06	261,108.60	617	82.23	8.117
275,000.01—300,000.00	117	33,630,993.56	4.97	287,444.39	611	81.49	8.154
300,000.01—325,000.00	74	23,049,773.07	3.41	311,483.42	620	80.24	7.995
325,000.01—350,000.00	62	20,898,116.30	3.09	337,066.39	612	82.50	8.175
350,000.01—375,000.00	74	26,709,371.71	3.95	360,937.46	616	81.31	8.144
375,000.01—400,000.00	53	20,540,631.83	3.04	387,559.09	607	82.89	8.132
400,000.01—425,000.00	23	9,520,976.30	1.41	413,955.49	610	82.81	7.900
425,000.01—450,000.00	32	13,993,260.88	2.07	437,289.40	609	80.90	7.809
450,000.01—500,000.00	44	21,055,773.15	3.11	478,540.30	625	81.03	7.738
500,000.01—600,000.00	38	20,633,812.18	3.05	542,995.06	633	80.78	7.626
600,000.01—700,000.00	11	7,068,666.91	1.04	642,606.08	632	83.16	7.705
700,000.01—800,000.00	2	1,449,484.87	0.21	724,742.44	647	90.08	7.250
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
351—360	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
359	1	$243,510.09	0.04%	$243,510.09	602	75.00%	7.550%
360	3,756	676,437,056.76	99.96	180,095.06	612	81.06	8.203
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
20.01—25.00	3	$359,243.21	0.05%	$119,747.74	567	23.63%	7.893%
25.01—30.00	5	525,952.25	0.08	105,190.45	599	26.69	8.049
30.01—35.00	6	755,669.55	0.11	125,944.93	607	33.27	7.260
35.01—40.00	10	1,449,268.91	0.21	144,926.89	590	38.38	7.996
40.01—45.00	20	2,975,520.97	0.44	148,776.05	571	42.44	8.099
45.01—50.00	34	5,929,809.36	0.88	174,406.16	568	47.70	7.946
50.01—55.00	33	5,752,882.24	0.85	174,329.76	578	52.85	8.004
55.01—60.00	80	13,757,983.04	2.03	171,974.79	576	58.11	7.928
60.01—65.00	83	13,137,520.74	1.94	158,283.38	590	63.11	7.847
65.01—70.00	175	31,763,622.64	4.69	181,506.42	583	68.61	7.978
70.01—75.00	210	41,119,189.22	6.08	195,805.66	594	73.86	7.953
75.01—80.00	500	93,653,449.55	13.84	187,306.90	605	79.17	8.040
80.01—85.00	341	66,962,405.20	9.90	196,370.69	601	84.18	8.320
85.01—90.00	566	107,870,896.55	15.94	190,584.62	611	89.21	8.453
90.01—95.00	534	97,522,161.01	14.41	182,625.77	619	92.96	8.659
95.01—100.00	1,157	193,144,992.41	28.54	166,936.03	633	80.00	8.027
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
20.01—25.00	3	$359,243.21	0.05%	$119,747.74	567	23.63%	7.893%
25.01—30.00	5	525,952.25	0.08	105,190.45	599	26.69	8.049
30.01—35.00	6	755,669.55	0.11	125,944.93	607	33.27	7.260
35.01—40.00	10	1,449,268.91	0.21	144,926.89	590	38.38	7.996
40.01—45.00	20	2,975,520.97	0.44	148,776.05	571	42.44	8.099
45.01—50.00	34	5,929,809.36	0.88	174,406.16	568	47.70	7.946
50.01—55.00	34	5,820,882.24	0.86	171,202.42	578	52.86	7.996
55.01—60.00	82	14,006,533.27	2.07	170,811.38	577	58.09	7.918
60.01—65.00	83	13,137,520.74	1.94	158,283.38	590	63.11	7.847
65.01—70.00	176	32,026,957.31	4.73	181,971.35	583	68.68	7.978
70.01—75.00	226	43,451,223.90	6.42	192,262.05	595	73.86	7.963
75.01—80.00	1,693	296,216,501.00	43.77	174,965.45	624	79.72	8.017
80.01—85.00	351	68,335,849.19	10.10	194,689.03	601	84.30	8.360
85.01—90.00	562	106,672,144.81	15.76	189,808.09	611	89.53	8.470
90.01—95.00	472	85,017,490.14	12.56	180,121.80	617	94.76	8.748
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
CA	307	$97,937,078.97	14.47%	$319,013.29	617	78.72%	7.675%
FL	475	92,793,754.27	13.71	195,355.27	613	80.56	8.189
MI	287	38,786,996.37	5.73	135,146.33	608	82.08	8.536
IL	201	37,542,900.14	5.55	186,780.60	616	81.99	8.360
AZ	198	37,152,884.04	5.49	187,640.83	614	79.45	8.050
MD	155	33,703,006.18	4.98	217,438.75	603	78.09	7.880
TX	244	33,123,264.32	4.89	135,751.08	617	82.02	8.476
GA	186	28,495,422.66	4.21	153,201.20	611	83.26	8.535
VA	105	20,221,093.57	2.99	192,581.84	604	80.94	8.187
WI	133	18,058,607.91	2.67	135,779.01	612	83.23	8.726
Other	1,466	238,865,558.42	35.30	162,936.94	612	82.02	8.299
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Owner Occupied	3,604	$653,689,553.17	96.60%	$181,378.90	612	81.21%	8.191%
Non-Owner Occupied	153	22,991,013.68	3.40	150,268.06	631	76.84	8.532
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Single Family	2,983	$526,208,153.43	77.76%	$176,402.33	611	81.01%	8.225%
Pud-Detached	395	84,285,834.74	12.46	213,381.86	612	80.76	8.039
Condo 1-5	204	35,799,826.04	5.29	175,489.34	626	81.85	8.023
Pud-Attached	91	15,734,448.66	2.33	172,906.03	616	81.72	8.557
Town/Rowhouse	57	9,021,950.03	1.33	158,279.83	614	81.94	8.191
Condo >8	7	2,275,215.50	0.34	325,030.79	617	82.20	8.919
SFD-SiteCondo	13	2,142,001.82	0.32	164,769.37	644	83.41	8.533
Leasehold	3	648,914.69	0.10	216,304.90	611	76.10	8.645
Condo 5-8	2	351,505.00	0.05	175,752.50	633	92.40	9.165
Modular Home	2	212,716.94	0.03	106,358.47	566	66.93	9.415
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Equity Refinance	1,865	$355,518,909.89	52.54%	$190,626.76	602	79.86%	8.178%
Purchase	1,554	264,080,404.52	39.03	169,935.91	627	82.61	8.256
Rate/Term	328	55,673,730.82	8.23	169,736.98	612	81.46	8.126
Construction Permanent	10	1,407,521.62	0.21	140,752.16	591	77.97	7.589
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Full Doc	2,124	$351,990,609.04	52.02%	$165,720.63	600	81.49%	8.102%
Stated Doc	1,454	285,430,001.62	42.18	196,306.74	628	80.49	8.367
Fast App	144	33,351,145.91	4.93	231,605.18	610	81.05	7.869
Lite Doc	33	5,598,575.18	0.83	169,653.79	606	83.09	8.132
No Doc	2	310,235.10	0.05	155,117.55	653	80.00	8.538
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
<= 499	4	$512,847.97	0.08%	$128,211.99	496	60.66%	10.533%
500—519	53	7,963,672.29	1.18	150,257.97	510	66.00	9.002
520—539	118	19,593,578.89	2.90	166,047.28	530	71.03	8.778
540—559	226	36,922,100.83	5.46	163,372.13	550	75.41	8.550
560—579	366	61,422,777.83	9.08	167,821.80	569	80.24	8.528
580—599	666	119,530,624.50	17.66	179,475.41	590	81.91	8.274
600—619	822	144,837,845.70	21.40	176,201.76	609	82.09	8.223
620—639	555	103,584,477.27	15.31	186,638.70	629	82.38	8.097
640—659	504	95,448,252.44	14.11	189,381.45	648	82.05	7.996
660—679	295	56,897,751.92	8.41	192,873.74	669	82.27	7.850
680—699	142	28,437,198.34	4.20	200,261.96	689	81.77	7.791
700—719	6	1,529,438.87	0.23	254,906.48	700	90.06	7.813
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0	1,090	$195,343,634.08	28.87%	$179,214.34	612	81.09%	8.511%
6	4	909,348.38	0.13	227,337.10	645	78.39	8.435
12	229	48,591,666.32	7.18	212,190.68	613	81.16	8.284
24	2,003	358,470,327.77	52.97	178,966.71	612	80.90	8.057
36	430	73,210,986.54	10.82	170,258.11	614	81.73	8.036
60	1	154,603.76	0.02	154,603.76	565	73.46	8.290
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.650	1	$126,024.25	0.02%	$126,024.25	566	95.00%	9.350%
1.000	15	3,799,972.11	0.56	253,331.47	641	78.99	6.282
1.500	18	4,566,071.60	0.67	253,670.64	616	73.83	7.965
2.000	112	24,439,445.26	3.61	218,209.33	629	82.96	7.859
2.560	1	209,381.43	0.03	209,381.43	647	80.00	6.440
2.875	1	329,900.00	0.05	329,900.00	586	59.98	9.125
2.950	1	243,510.09	0.04	243,510.09	602	75.00	7.550
3.000	3,607	642,702,697.03	94.98	178,182.06	612	81.06	8.230
5.000	1	263,565.08	0.04	263,565.08	654	80.00	6.990
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
1.000	3,724	$669,860,104.35	98.99%	$179,876.50	612	81.13%	8.205%
1.500	17	4,308,389.95	0.64	253,434.70	618	73.16	7.970
2.000	2	305,067.23	0.05	152,533.62	587	64.55	8.030
3.000	14	2,207,005.32	0.33	157,643.24	614	76.11	7.936
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
2.000—2.999	8	$1,492,578.61	0.22%	$186,572.33	630	77.67%	8.484%
3.000—3.999	72	15,589,138.70	2.30	216,515.82	641	80.67	6.736
4.000—4.999	346	65,880,306.51	9.74	190,405.51	624	76.73	7.470
5.000—5.999	1,501	289,281,083.46	42.75	192,725.57	616	80.35	7.955
6.000—6.999	1,219	211,312,654.78	31.23	173,349.18	608	82.61	8.466
7.000—7.999	545	81,692,381.90	12.07	149,894.28	599	82.54	9.093
8.000—8.999	61	10,612,889.01	1.57	173,981.79	599	86.00	9.392
9.000—9.999	5	819,533.88	0.12	163,906.78	634	83.24	9.959
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Maximum Mortgage Rate

Maximum Mortage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
11.000—11.999	11	2,794,268.77	0.41	254,024.43	648	76.40	6.313
12.000—12.999	134	30,597,837.64	4.52	228,342.07	634	77.65	6.596
13.000—13.999	1,018	198,094,411.21	29.27	194,591.76	616	78.39	7.556
14.000—14.999	1,472	263,942,827.88	39.01	179,308.99	613	81.67	8.216
15.000—15.999	860	143,365,256.75	21.19	166,703.79	605	83.81	9.003
16.000—16.999	228	34,063,929.86	5.03	149,403.20	595	83.98	9.802
17.000—17.999	32	3,585,111.54	0.53	112,034.74	573	80.10	10.711
18.000—18.999	2	236,923.20	0.04	118,461.60	573	65.89	11.597
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
2.000—2.999	5	$946,258.61	0.14%	$189,251.72	624	75.19%	8.420%
3.000—3.999	4	438,744.98	0.06	109,686.25	670	77.60	7.718
4.000—4.999	123	21,611,541.01	3.19	175,703.59	625	71.90	7.659
5.000—5.999	534	92,144,842.24	13.62	172,555.88	616	78.31	8.024
6.000—6.999	693	130,326,217.99	19.26	188,060.92	609	82.21	8.048
7.000—7.999	1,135	218,387,243.14	32.27	192,411.67	614	80.37	7.780
8.000—8.999	814	143,911,527.17	21.27	176,795.49	614	82.47	8.478
9.000—9.999	362	56,560,602.47	8.36	156,244.76	600	84.86	9.493
10.000—10.999	78	11,406,878.53	1.69	146,242.03	593	84.83	10.405
11.000—11.999	9	946,710.71	0.14	105,190.08	579	78.17	11.455
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Adjustable Rate Collateral)

Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
2006-08	2	$931,419.97	0.14%	$465,709.99	658	78.00%	6.279%
2006-09	10	1,866,492.18	0.28	186,649.22	644	81.62	6.505
2006-10	3	1,002,059.96	0.15	334,019.99	620	75.00	5.868
2007-11	3	1,195,508.57	0.18	398,502.86	620	88.73	7.610
2007-12	339	78,796,573.37	11.64	232,438.27	616	79.68	7.547
2008-01	334	62,922,388.96	9.30	188,390.39	616	81.66	7.861
2008-02	628	110,200,690.53	16.29	175,478.81	614	81.36	8.308
2008-03	1,477	253,689,358.19	37.49	171,759.89	608	81.48	8.430
2008-04	404	67,840,735.36	10.03	167,922.61	608	80.56	8.373
2008-12	15	3,311,730.53	0.49	220,782.04	618	76.02	7.929
2009-01	24	5,315,563.87	0.79	221,481.83	613	82.74	7.722
2009-02	97	18,120,107.19	2.68	186,805.23	618	81.00	7.974
2009-03	270	45,544,144.10	6.73	168,682.02	619	81.23	8.435
2009-04	125	20,452,508.91	3.02	163,620.07	618	80.14	8.281
2010-12	13	3,023,069.33	0.45	232,543.79	589	74.26	7.259
2011-01	5	812,760.79	0.12	162,552.16	603	77.34	7.650
2011-02	3	516,963.40	0.08	172,321.13	633	95.00	7.046
2011-03	4	874,926.56	0.13	218,731.64	619	82.58	8.387
2011-04	1	263,565.08	0.04	263,565.08	654	80.00	6.990
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
First Lien	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%
Total:	3,757	$676,680,566.85	100.00%	$180,111.94	612	81.06%	8.203%

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$105,394,360.99
Number of Mortgage Loans:	982
Average Scheduled Principal Balance:	$107,326.23
Weighted Average Gross Coupon:	8.770%
Weighted Average Original Credit Score[2]:	620
Weighted Average Original LTV Ratio[1]:	82.09%
Weighted Average Combined LTV Ratio[1]:	84.53%
Weighted Average Stated Remaining Term (months):	336
Weighted Average Original Term (months):	339
Interest Only Loans:	3.15%
Silent Seconds:	12.94%

(1) The original loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The combined loan-to-value of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) either (x) for junior lien mortgage loans the outstanding balance of the senior lien mortgage loan at the date of origination of such mortgage loan, or (y) for first-lien mortgage loans the outstanding balance of any junior lien mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

(2) Does not include loans with no credit score available.

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
30/15 Fixed	190	$7,833,145.64	7.43%	$41,227.08	637	98.35%	11.158%
40/30 Fixed	3	332,123.21	0.32	110,707.74	637	84.53	8.549
Fixed	772	93,912,878.67	89.11	121,648.81	617	80.84	8.591
Fixed IO	17	3,316,213.47	3.15	195,071.38	659	78.99	8.205
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
5.500—5.999	1	$150,715.32	0.14%	$150,715.32	549	33.48%	5.750%
6.000—6.499	6	1,561,611.20	1.48	260,268.53	661	74.20	6.303
6.500—6.999	32	5,892,940.40	5.59	184,154.39	646	77.14	6.777
7.000—7.499	49	8,056,883.35	7.64	164,426.19	630	75.12	7.311
7.500—7.999	117	17,843,178.58	16.93	152,505.80	628	76.72	7.760
8.000—8.499	105	13,928,866.12	13.22	132,655.87	627	78.59	8.232
8.500—8.999	163	20,880,823.94	19.81	128,103.21	616	80.72	8.703
9.000—9.499	81	9,363,754.30	8.88	115,601.90	605	83.11	9.189
9.500—9.999	125	11,440,331.73	10.85	91,522.65	598	86.72	9.734
10.000—10.499	49	4,206,464.99	3.99	85,846.22	608	93.05	10.204
10.500—10.999	47	3,119,498.59	2.96	66,372.31	607	90.60	10.749
11.000—11.499	41	2,013,060.43	1.91	49,099.03	621	95.16	11.188
11.500—11.999	78	3,261,479.00	3.09	41,813.83	635	98.33	11.680
12.000—12.499	58	2,450,149.96	2.32	42,243.96	632	99.46	12.086
12.500—12.999	17	788,587.69	0.75	46,387.51	617	99.48	12.581
13.000—13.499	5	160,269.29	0.15	32,053.86	605	99.76	13.179
13.500—13.999	8	275,746.10	0.26	34,468.26	582	99.91	13.706
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.01—25,000.00	69	$1,485,918.34	1.41%	$21,535.05	622	98.84%	10.908%
25,000.01—50,000.00	177	6,265,642.99	5.94	35,399.11	631	99.19	11.422
50,000.01—75,000.00	96	6,314,234.48	5.99	65,773.28	626	89.18	10.051
75,000.01—100,000.00	198	17,230,758.43	16.35	87,024.03	617	81.95	8.951
100,000.01—125,000.00	151	16,678,237.00	15.82	110,451.90	620	79.58	8.704
125,000.01—150,000.00	91	12,423,806.01	11.79	136,525.34	614	81.65	8.711
150,000.01—175,000.00	52	8,381,970.07	7.95	161,191.73	619	79.75	8.290
175,000.01—200,000.00	53	9,977,174.82	9.47	188,248.58	615	77.07	8.111
200,000.01—225,000.00	28	5,893,495.67	5.59	210,481.99	627	82.47	8.208
225,000.01—250,000.00	17	3,997,247.33	3.79	235,132.20	617	76.50	8.074
250,000.01—275,000.00	10	2,616,993.44	2.48	261,699.34	657	80.11	7.598
275,000.01—300,000.00	10	2,859,986.12	2.71	285,998.61	624	79.22	7.665
300,000.01—325,000.00	6	1,862,231.77	1.77	310,371.96	625	85.27	7.842
325,000.01—350,000.00	10	3,414,640.14	3.24	341,464.01	619	80.15	8.428
350,000.01—375,000.00	2	705,162.42	0.67	352,581.21	617	70.66	7.694
375,000.01—400,000.00	5	1,949,156.44	1.85	389,831.29	593	83.97	8.035
400,000.01—425,000.00	1	416,060.11	0.39	416,060.11	617	61.02	7.370
425,000.01—450,000.00	1	440,000.00	0.42	440,000.00	651	80.00	9.880
450,000.01—500,000.00	3	1,426,795.86	1.35	475,598.62	605	78.71	8.549
500,000.01—600,000.00	2	1,054,849.55	1.00	527,424.78	648	78.24	8.043
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.01—25,000.00	69	$1,485,918.34	1.41%	$21,535.05	622	98.84%	10.908%
25,000.01—50,000.00	177	6,265,642.99	5.94	35,399.11	631	99.19	11.422
50,000.01—75,000.00	97	6,389,126.28	6.06	65,867.28	627	89.24	10.038
75,000.01—100,000.00	197	17,155,866.63	16.28	87,085.62	617	81.90	8.950
100,000.01—125,000.00	154	17,052,986.11	16.18	110,733.68	620	79.81	8.696
125,000.01—150,000.00	89	12,198,940.34	11.57	137,066.75	613	81.37	8.713
150,000.01—175,000.00	51	8,232,086.63	7.81	161,413.46	618	79.75	8.296
175,000.01—200,000.00	53	9,977,174.82	9.47	188,248.58	615	77.07	8.111
200,000.01—225,000.00	29	6,118,270.44	5.81	210,974.84	627	82.56	8.193
225,000.01—250,000.00	17	4,021,031.63	3.82	236,531.27	622	75.65	7.976
250,000.01—275,000.00	9	2,368,434.37	2.25	263,159.37	654	81.13	7.740
275,000.01—300,000.00	10	2,859,986.12	2.71	285,998.61	624	79.22	7.665
300,000.01—325,000.00	6	1,862,231.77	1.77	310,371.96	625	85.27	7.842
325,000.01—350,000.00	10	3,414,640.14	3.24	341,464.01	619	80.15	8.428
350,000.01—375,000.00	2	705,162.42	0.67	352,581.21	617	70.66	7.694
375,000.01—400,000.00	5	1,949,156.44	1.85	389,831.29	593	83.97	8.035
400,000.01—425,000.00	1	416,060.11	0.39	416,060.11	617	61.02	7.370
425,000.01—450,000.00	1	440,000.00	0.42	440,000.00	651	80.00	9.880
450,000.01—500,000.00	3	1,426,795.86	1.35	475,598.62	605	78.71	8.549
500,000.01—600,000.00	2	1,054,849.55	1.00	527,424.78	648	78.24	8.043
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
161—170	1	$19,253.35	0.02%	$19,253.35	602	99.89%	9.250%
171—180	224	10,869,471.19	10.31	48,524.42	630	91.14	10.387
221—230	1	25,008.35	0.02	25,008.35	630	100.00	10.990
231—240	32	2,028,729.33	1.92	63,397.79	617	79.94	9.352
341—350	2	85,453.15	0.08	42,726.58	633	100.00	9.946
351—360	722	92,366,445.62	87.64	127,931.37	619	81.05	8.565
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
180	225	$10,888,724.54	10.33%	$48,394.33	630	91.16%	10.384%
240	33	2,053,737.68	1.95	62,234.48	617	80.18	9.372
360	724	92,451,898.77	87.72	127,695.99	619	81.07	8.566
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by Combined Loan-to-Value Ratio

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$82,328.56	0.08%	$82,328.56	575	16.07%	7.875%
20.01—25.00	2	182,525.58	0.17	91,262.79	606	23.43	7.631
30.01—35.00	4	438,029.34	0.42	109,507.34	593	33.19	7.272
35.01—40.00	6	682,915.66	0.65	113,819.28	587	36.73	8.151
40.01—45.00	6	929,547.95	0.88	154,924.66	595	42.59	7.935
45.01—50.00	13	1,504,680.67	1.43	115,744.67	557	47.45	8.880
50.01—55.00	16	2,174,925.22	2.06	135,932.83	599	52.08	8.479
55.01—60.00	15	1,769,813.66	1.68	117,987.58	598	57.65	8.169
60.01—65.00	30	5,006,101.11	4.75	166,870.04	605	62.92	7.915
65.01—70.00	28	4,053,164.50	3.85	144,755.88	599	67.94	8.137
70.01—75.00	45	6,580,760.66	6.24	146,239.13	605	73.45	8.022
75.01—80.00	116	16,340,257.18	15.50	140,864.29	615	79.06	8.229
80.01—85.00	72	10,582,793.63	10.04	146,983.24	617	83.88	8.480
85.01—90.00	103	14,061,863.98	13.34	136,522.95	620	89.16	8.682
90.01—95.00	116	13,263,956.09	12.59	114,344.45	624	93.61	8.895
95.01—100.00	409	27,740,697.20	26.32	67,825.67	641	91.28	9.740
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$82,328.56	0.08%	$82,328.56	575	16.07%	7.875%
20.01—25.00	2	182,525.58	0.17	91,262.79	606	23.43	7.631
30.01—35.00	4	438,029.34	0.42	109,507.34	593	33.19	7.272
35.01—40.00	6	682,915.66	0.65	113,819.28	587	36.73	8.151
40.01—45.00	6	929,547.95	0.88	154,924.66	595	42.59	7.935
45.01—50.00	13	1,504,680.67	1.43	115,744.67	557	47.45	8.880
50.01—55.00	16	2,174,925.22	2.06	135,932.83	599	52.08	8.479
55.01—60.00	15	1,769,813.66	1.68	117,987.58	598	57.65	8.169
60.01—65.00	30	5,006,101.11	4.75	166,870.04	605	62.92	7.915
65.01—70.00	29	4,204,719.92	3.99	144,990.34	601	67.92	8.158
70.01—75.00	45	6,580,760.66	6.24	146,239.13	605	73.45	8.022
75.01—80.00	208	29,528,017.14	28.02	141,961.62	628	79.48	8.190
80.01—85.00	71	10,200,880.78	9.68	143,674.38	615	84.25	8.529
85.01—90.00	102	13,860,671.11	13.15	135,888.93	621	89.31	8.691
90.01—95.00	109	12,537,583.35	11.90	115,023.70	624	94.48	8.948
95.01—100.00	325	15,710,860.28	14.91	48,341.11	636	99.80	10.927
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
FL	106	$13,391,394.55	12.71%	$126,333.91	616	74.83%	8.534%
CA	54	10,238,157.90	9.71	189,595.52	637	79.39	8.305
TX	121	9,721,843.62	9.22	80,345.82	620	84.21	8.781
MI	51	4,929,565.48	4.68	96,658.15	628	83.34	8.956
AZ	44	4,351,129.26	4.13	98,889.30	618	77.79	8.961
OH	39	4,300,652.27	4.08	110,273.14	622	85.66	8.586
TN	45	4,262,333.75	4.04	94,718.53	622	86.25	8.780
MD	22	3,955,607.42	3.75	179,800.34	605	77.18	8.266
GA	41	3,822,761.55	3.63	93,238.09	628	86.84	9.343
IN	32	3,241,047.59	3.08	101,282.74	620	87.53	8.956
Other	427	43,179,867.60	40.97	101,123.81	617	83.66	8.909
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Owner Occupied	951	$102,127,157.72	96.90%	$107,389.23	620	82.28%	8.770%
Non-Owner Occupied	31	3,267,203.27	3.10	105,393.65	642	76.41	8.764
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Single Family	816	$88,785,316.19	84.24%	$108,805.53	620	81.95%	8.723%
Pud-Detached	112	11,408,940.61	10.83	101,865.54	623	85.29	9.067
Condo 1-5	28	1,990,197.54	1.89	71,078.48	612	76.82	9.292
Pud-Attached	12	1,762,303.59	1.67	146,858.63	627	79.85	8.374
Town/Rowhouse	10	825,870.44	0.78	82,587.04	557	68.37	9.859
SFD-SiteCondo	3	539,555.24	0.51	179,851.75	653	87.19	7.907
Modular Home	1	82,177.38	0.08	82,177.38	677	75.00	8.750
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Equity Refinance	446	$59,599,201.52	56.55%	$133,630.50	615	78.67%	8.467%
Purchase	373	26,380,257.60	25.03	70,724.55	633	90.38	9.652
Rate/Term	161	19,127,519.61	18.15	118,804.47	619	81.39	8.505
Construction Permanent	2	287,382.26	0.27	143,691.13	619	79.13	8.192
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Full Doc	594	$61,124,639.48	58.00%	$102,903.43	612	82.56%	8.674%
Stated Doc	338	39,168,482.95	37.16	115,883.09	633	81.27	8.944
Fast App	43	4,551,480.18	4.32	105,848.38	629	83.40	8.485
Lite Doc	7	549,758.38	0.52	78,536.91	617	78.34	9.346
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
<= 499	3	$351,561.54	0.33%	$117,187.18	488	55.93%	10.900%
500—519	9	1,073,889.84	1.02	119,321.09	510	64.49	9.550
520—539	20	2,473,658.71	2.35	123,682.94	528	70.31	9.642
540—559	39	5,287,742.09	5.02	135,583.13	548	74.31	8.573
560—579	50	7,392,016.06	7.01	147,840.32	571	74.92	8.776
580—599	163	15,121,903.08	14.35	92,772.41	589	83.23	9.147
600—619	190	19,349,325.17	18.36	101,838.55	610	81.71	8.863
620—639	153	18,500,909.49	17.55	120,920.98	630	83.36	8.521
640—659	154	14,373,450.89	13.64	93,334.10	649	86.92	8.989
660—679	124	12,972,610.19	12.31	104,617.82	669	84.01	8.474
680—699	77	8,497,293.93	8.06	110,354.47	688	84.92	8.184
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0	407	$36,630,409.39	34.76%	$90,001.01	620	83.42%	9.276%
6	2	196,534.33	0.19	98,267.17	646	86.86	9.242
12	18	1,832,569.27	1.74	101,809.40	623	85.93	9.722
24	119	8,801,062.12	8.35	73,958.51	624	87.96	9.754
30	1	151,746.97	0.14	151,746.97	633	80.00	8.960
36	433	57,473,423.58	54.53	132,733.08	620	80.34	8.269
60	2	308,615.33	0.29	154,307.67	614	58.66	7.850
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
First Lien	654	$91,457,343.91	86.78%	$139,843.03	618	79.47%	8.397%
Second Lien	328	13,937,017.08	13.22	42,490.91	636	99.32	11.218
Total:	982	$105,394,360.99	100.00%	$107,326.23	620	82.09%	8.770%

The Mortgage Loans (IO Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$110,611,333.97
Number of Mortgage Loans:	492
Average Scheduled Principal Balance:	$224,819.78
Weighted Average Gross Coupon:	7.825%
Weighted Average Original Credit Score³:	637
Weighted Average Original LTV Ratio²:	81.37%
Weighted Average Combined LTV Ratio²:	92.52%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.743%
Weighted Average Initial Rate Cap¹:	2.814%
Weighted Average Periodic Rate Cap¹:	1.008%
Weighted Average Gross Maximum Lifetime Rate¹:	14.287%
Weighted Average Gross Minimum Lifetime Rate¹:	7.181%
Interest Only Loans:	100.00%
Silent Seconds:	56.99%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The combined loan-to-value of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) either (x) for junior lien mortgage loans the outstanding balance of the senior lien mortgage loan at the date of origination of such mortgage loan, or (y) for first-lien mortgage loans the outstanding balance of any junior lien mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

(3) Does not include loans with no credit score available.

The Mortgage Loans (IO Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
2/1 ARM IO	387	$88,136,365.95	79.68%	$227,742.55	637	81.51%	7.758%
3/1 ARM IO	88	19,158,754.55	17.32	217,713.12	634	81.13	8.066
Fixed IO	17	3,316,213.47	3.00	195,071.38	659	78.99	8.205
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
5.500—5.999	3	$989,354.97	0.89%	$329,784.99	663	75.04%	5.960%
6.000—6.499	25	6,797,000.83	6.14	271,880.03	643	79.57	6.166
6.500—6.999	36	8,939,711.42	8.08	248,325.32	642	77.98	6.776
7.000—7.499	78	18,319,048.75	16.56	234,859.60	634	81.29	7.269
7.500—7.999	129	28,702,735.43	25.95	222,501.83	631	80.48	7.720
8.000—8.499	101	22,429,103.64	20.28	222,070.33	642	82.69	8.228
8.500—8.999	82	17,517,853.93	15.84	213,632.37	637	83.28	8.701
9.000—9.499	20	3,692,956.00	3.34	184,647.80	637	81.26	9.206
9.500—9.999	15	2,940,919.00	2.66	196,061.27	636	85.09	9.668
10.000—10.499	1	87,900.00	0.08	87,900.00	592	79.98	10.150
10.500—10.999	2	194,750.00	0.18	97,375.00	622	95.00	10.604
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
50,000.01—75,000.00	3	$215,599.09	0.19%	$71,866.36	632	71.49%	7.292%
75,000.01—100,000.00	25	2,287,018.60	2.07	91,480.74	633	80.37	8.434
100,000.01—125,000.00	53	5,934,835.88	5.37	111,978.04	627	80.64	8.107
125,000.01—150,000.00	50	6,839,893.56	6.18	136,797.87	638	81.46	7.969
150,000.01—175,000.00	70	11,297,522.33	10.21	161,393.18	641	81.13	7.852
175,000.01—200,000.00	58	11,016,246.90	9.96	189,935.29	635	80.96	7.913
200,000.01—225,000.00	39	8,213,032.16	7.43	210,590.57	633	80.36	7.785
225,000.01—250,000.00	36	8,547,073.07	7.73	237,418.70	634	79.55	7.983
250,000.01—275,000.00	34	8,902,394.96	8.05	261,835.15	641	81.79	7.636
275,000.01—300,000.00	25	7,155,981.20	6.47	286,239.25	635	81.93	8.076
300,000.01—325,000.00	17	5,319,539.48	4.81	312,914.09	642	82.12	7.672
325,000.01—350,000.00	14	4,712,180.51	4.26	336,584.32	634	80.51	7.922
350,000.01—375,000.00	15	5,382,907.10	4.87	358,860.47	657	82.64	8.019
375,000.01—400,000.00	16	6,160,979.37	5.57	385,061.21	638	83.13	7.910
400,000.01—425,000.00	2	817,938.13	0.74	408,969.07	606	89.20	7.376
425,000.01—450,000.00	9	3,956,600.00	3.58	439,622.22	636	80.72	7.764
450,000.01—500,000.00	12	5,781,591.64	5.23	481,799.30	635	82.32	7.142
500,000.01—600,000.00	9	4,780,397.99	4.32	531,155.33	648	81.42	7.368
600,000.01—700,000.00	4	2,553,352.00	2.31	638,338.00	611	79.19	7.650
700,000.01—800,000.00	1	736,250.00	0.67	736,250.00	619	95.00	7.250
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
50,000.01—75,000.00	3	$215,599.09	0.19%	$71,866.36	632	71.49%	7.292%
75,000.01—100,000.00	25	2,287,018.60	2.07	91,480.74	633	80.37	8.434
100,000.01—125,000.00	53	5,934,835.88	5.37	111,978.04	627	80.64	8.107
125,000.01—150,000.00	50	6,839,893.56	6.18	136,797.87	638	81.46	7.969
150,000.01—175,000.00	71	11,472,455.61	10.37	161,583.88	640	81.27	7.856
175,000.01—200,000.00	57	10,841,313.62	9.80	190,198.48	636	80.81	7.910
200,000.01—225,000.00	39	8,213,032.16	7.43	210,590.57	633	80.36	7.785
225,000.01—250,000.00	36	8,547,073.07	7.73	237,418.70	634	79.55	7.983
250,000.01—275,000.00	34	8,902,394.96	8.05	261,835.15	641	81.79	7.636
275,000.01—300,000.00	25	7,155,981.20	6.47	286,239.25	635	81.93	8.076
300,000.01—325,000.00	17	5,319,539.48	4.81	312,914.09	642	82.12	7.672
325,000.01—350,000.00	14	4,712,180.51	4.26	336,584.32	634	80.51	7.922
350,000.01—375,000.00	15	5,382,907.10	4.87	358,860.47	657	82.64	8.019
375,000.01—400,000.00	16	6,160,979.37	5.57	385,061.21	638	83.13	7.910
400,000.01—425,000.00	2	817,938.13	0.74	408,969.07	606	89.20	7.376
425,000.01—450,000.00	9	3,956,600.00	3.58	439,622.22	636	80.72	7.764
450,000.01—500,000.00	12	5,781,591.64	5.23	481,799.30	635	82.32	7.142
500,000.01—600,000.00	9	4,780,397.99	4.32	531,155.33	648	81.42	7.368
600,000.01—700,000.00	4	2,553,352.00	2.31	638,338.00	611	79.19	7.650
700,000.01—800,000.00	1	736,250.00	0.67	736,250.00	619	95.00	7.250
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
351—360	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
360	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$250,000.00	0.23%	$250,000.00	622	38.46%	7.900%
40.01—45.00	2	394,300.00	0.36	197,150.00	615	43.66	7.263
45.01—50.00	2	723,000.00	0.65	361,500.00	627	46.12	8.063
50.01—55.00	1	85,250.00	0.08	85,250.00	669	55.00	8.000
55.01—60.00	4	907,300.00	0.82	226,825.00	613	57.95	7.662
60.01—65.00	2	396,000.00	0.36	198,000.00	645	63.67	6.535
65.01—70.00	13	2,862,748.17	2.59	220,211.40	630	68.24	7.540
70.01—75.00	14	3,021,450.00	2.73	215,817.86	633	73.37	7.406
75.01—80.00	39	9,023,441.00	8.16	231,370.28	630	79.20	7.595
80.01—85.00	20	5,924,023.89	5.36	296,201.19	621	84.41	7.525
85.01—90.00	65	16,810,215.64	15.20	258,618.70	628	88.93	8.061
90.01—95.00	48	11,155,127.90	10.08	232,398.50	640	90.13	8.119
95.01—100.00	281	59,058,477.37	53.39	210,172.52	642	80.02	7.813
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$250,000.00	0.23%	$250,000.00	622	38.46%	7.900%
40.01—45.00	2	394,300.00	0.36	197,150.00	615	43.66	7.263
45.01—50.00	2	723,000.00	0.65	361,500.00	627	46.12	8.063
50.01—55.00	2	153,250.00	0.14	76,625.00	639	54.73	7.723
55.01—60.00	4	907,300.00	0.82	226,825.00	613	57.95	7.662
60.01—65.00	2	396,000.00	0.36	198,000.00	645	63.67	6.535
65.01—70.00	13	2,862,748.17	2.59	220,211.40	630	68.24	7.540
70.01—75.00	15	3,277,447.83	2.96	218,496.52	633	73.55	7.459
75.01—80.00	334	71,670,205.81	64.79	214,581.45	641	79.86	7.774
80.01—85.00	20	5,924,023.89	5.36	296,201.19	621	84.41	7.525
85.01—90.00	62	16,069,416.55	14.53	259,184.14	630	89.45	8.068
90.01—95.00	34	7,782,791.72	7.04	228,905.64	637	94.66	8.331
95.01—100.00	1	200,850.00	0.18	200,850.00	691	100.00	9.250
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
CA	88	$30,480,209.44	27.56%	$346,366.02	636	80.87%	7.443%
FL	53	10,869,610.11	9.83	205,086.98	636	80.27	7.958
AZ	49	10,076,880.61	9.11	205,650.62	638	79.35	7.863
MD	26	6,664,328.46	6.02	256,320.33	639	82.25	7.990
IL	30	6,528,814.32	5.90	217,627.14	639	82.26	8.031
GA	26	4,189,150.00	3.79	161,121.15	636	83.59	8.368
MI	23	4,137,559.00	3.74	179,893.87	630	82.16	8.191
CO	24	4,058,963.40	3.67	169,123.48	637	80.60	7.403
NV	15	3,672,166.09	3.32	244,811.07	638	78.12	7.372
NJ	12	3,422,180.00	3.09	285,181.67	630	83.53	8.538
Other	146	26,511,472.54	23.97	181,585.43	638	82.54	7.993
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Owner Occupied	489	$110,268,833.97	99.69%	$225,498.64	637	81.40%	7.823%
Non-Owner Occupied	3	342,500.00	0.31	114,166.67	635	71.60	8.240
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Single Family	365	$83,081,892.43	75.11%	$227,621.62	637	81.46%	7.804%
Pud-Detached	58	13,985,540.58	12.64	241,130.01	633	80.34	7.907
Condo 1-5	38	7,610,307.86	6.88	200,271.26	642	82.16	7.716
Pud-Attached	17	3,033,614.00	2.74	178,447.88	637	83.37	8.270
Town/Rowhouse	10	2,065,359.10	1.87	206,535.91	651	82.83	7.523
SFD-SiteCondo	2	343,920.00	0.31	171,960.00	654	80.00	7.952
Condo >8	1	329,900.00	0.30	329,900.00	586	59.98	9.125
Leasehold	1	160,800.00	0.15	160,800.00	629	80.00	8.875
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Purchase	271	$57,916,488.42	52.36%	$213,713.98	642	80.87%	7.858%
Equity Refinance	167	40,574,518.58	36.68	242,961.19	633	82.49	7.769
Rate/Term	51	11,542,993.69	10.44	226,333.21	624	80.09	7.876
Construction Permanent	3	577,333.28	0.52	192,444.43	613	78.83	7.373
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Full Doc	303	$64,232,640.46	58.07%	$211,988.91	627	82.17%	7.616%
Stated Doc	165	40,193,391.09	36.34	243,596.31	654	80.17	8.217
Fast App	19	4,869,432.42	4.40	256,285.92	626	81.11	7.387
Lite Doc	5	1,315,870.00	1.19	263,174.00	639	79.90	7.622
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
540—559	1	$237,500.00	0.21%	$237,500.00	552	77.93%	8.000%
560—579	4	916,450.40	0.83	229,112.60	568	82.01	7.734
580—599	64	13,345,895.38	12.07	208,529.62	592	80.99	8.054
600—619	98	21,882,735.13	19.78	223,293.22	610	82.84	7.796
620—639	68	16,814,302.69	15.20	247,269.16	629	79.19	7.695
640—659	139	30,670,683.54	27.73	220,652.40	648	81.33	7.829
660—679	77	17,176,923.69	15.53	223,076.93	669	81.45	7.727
680—699	40	9,333,243.14	8.44	233,331.08	689	82.45	7.986
700—719	1	233,600.00	0.21	233,600.00	700	80.00	7.150
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0	122	$27,886,761.09	25.21%	$228,580.01	637	81.39%	8.251%
6	2	492,750.52	0.45	246,375.26	655	74.52	8.059
12	32	8,328,344.40	7.53	260,260.76	640	82.59	7.970
24	250	56,394,302.16	50.98	225,577.21	637	81.19	7.596
36	85	17,319,175.80	15.66	203,755.01	636	82.00	7.808
60	1	190,000.00	0.17	190,000.00	595	42.22	7.600
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000	17	$3,316,213.47	3.00%	$195,071.38	659	78.99%	8.205%
1.500	5	1,696,800.00	1.53	339,360.00	647	67.55	7.828
2.000	58	17,387,864.32	15.72	299,790.76	635	82.83	7.473
2.875	1	329,900.00	0.30	329,900.00	586	59.98	9.125
3.000	411	87,880,556.18	79.45	213,821.30	636	81.52	7.875
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000	17	$3,316,213.47	3.00%	$195,071.38	659	78.99%	8.205%
1.000	470	105,598,320.50	95.47	224,677.28	636	81.67	7.813
1.500	5	1,696,800.00	1.53	339,360.00	647	67.55	7.828
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000—0.999	17	$3,316,213.47	3.00%	$195,071.38	659	78.99%	8.205%
2.000—2.999	6	1,015,170.00	0.92	169,195.00	634	76.58	8.625
3.000—3.999	20	4,931,424.13	4.46	246,571.21	650	78.99	6.090
4.000—4.999	67	14,808,215.78	13.39	221,018.15	642	81.20	7.277
5.000—5.999	188	45,753,670.72	41.36	243,370.59	635	81.24	7.775
6.000—6.999	146	31,041,349.91	28.06	212,611.99	632	81.85	8.183
7.000—7.999	42	8,173,669.96	7.39	194,611.19	642	82.40	8.329
8.000—8.999	6	1,571,620.00	1.42	261,936.67	628	87.84	8.832
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000—0.999	17	$3,316,213.47	3.00%	$195,071.38	659	78.99%	8.205%
11.000—11.999	4	1,269,354.97	1.15	317,338.74	667	76.14	6.107
12.000—12.999	32	7,522,309.12	6.80	235,072.16	652	80.55	6.459
13.000—13.999	116	27,217,181.08	24.61	234,630.87	633	80.17	7.320
14.000—14.999	223	49,370,965.08	44.63	221,394.46	632	81.72	7.951
15.000—15.999	87	19,902,360.25	17.99	228,762.76	642	83.13	8.579
16.000—16.999	13	2,012,950.00	1.82	154,842.31	630	82.16	9.646
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000—0.999	17	$3,316,213.47	3.00%	$195,071.38	659	78.99%	8.205%
2.000—2.999	3	468,850.00	0.42	156,283.33	626	70.29	8.661
4.000—4.999	16	2,558,600.00	2.31	159,912.50	648	81.77	7.966
5.000—5.999	58	13,402,872.35	12.12	231,084.01	647	79.12	7.925
6.000—6.999	105	24,610,733.17	22.25	234,387.93	633	80.60	7.319
7.000—7.999	171	39,212,343.74	35.45	229,311.95	629	81.50	7.583
8.000—8.999	106	24,235,215.24	21.91	228,634.11	644	83.48	8.403
9.000—9.999	16	2,806,506.00	2.54	175,406.63	633	83.12	9.436
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (IO Collateral)

Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
<= 2007-11	17	$3,316,213.47	3.00%	$195,071.38	659	78.99%	8.205%
2007-12	61	16,536,012.17	14.95	271,082.17	636	80.61	7.070
2008-01	55	12,497,034.20	11.30	227,218.80	638	81.52	7.508
2008-02	73	14,584,885.88	13.19	199,792.96	641	81.27	7.884
2008-03	153	34,506,594.70	31.20	225,533.30	634	82.21	8.037
2008-04	45	10,011,839.00	9.05	222,485.31	640	80.97	8.059
2008-12	6	1,575,460.00	1.42	262,576.67	624	69.93	7.706
2009-01	6	2,066,138.13	1.87	344,356.36	631	82.78	7.194
2009-02	17	3,517,924.22	3.18	206,936.72	633	82.64	7.738
2009-03	43	9,121,192.20	8.25	212,120.75	636	81.53	8.271
2009-04	16	2,878,040.00	2.60	179,877.50	639	82.95	8.638
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
First Lien	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%
Total:	492	$110,611,333.97	100.00%	$224,819.78	637	81.37%	7.825%

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$45,672,969.22
Number of Mortgage Loans:	374
Average Scheduled Principal Balance:	$122,120.24
Weighted Average Gross Coupon:	8.734%
Weighted Average Original Credit Score³:	616
Weighted Average Original LTV Ratio²:	84.47%
Weighted Average Combined LTV Ratio²:	89.01%
Weighted Average Stated Remaining Term (months):	327
Weighted Average Original Term (months):	329
Weighted Average Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	6.358%
Weighted Average Initial Rate Cap¹:	2.937%
Weighted Average Periodic Rate Cap¹:	1.016%
Weighted Average Gross Maximum Lifetime Rate¹:	14.903%
Weighted Average Gross Minimum Lifetime Rate¹:	8.052%
Interest Only Loans:	0.00%
Silent Seconds:	23.62%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The combined loan-to-value of a mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) either (x) for junior lien mortgage loans the outstanding balance of the senior lien mortgage loan at the date of origination of such mortgage loan, or (y) for first-lien mortgage loans the outstanding balance of any junior lien mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

(3) Does not include loans with no credit score available.

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
30/15 Fixed	190	$7,833,145.64	17.15%	$41,227.08	637	98.35%	11.158%
40/30 2/1 ARM	142	30,302,024.76	66.35	213,394.54	610	81.54	8.257
40/30 3/1 ARM	38	7,038,390.30	15.41	185,220.80	617	81.52	8.100
40/30 5/1 ARM	1	167,285.31	0.37	167,285.31	610	90.00	8.800
40/30 Fixed	3	332,123.21	0.73	110,707.74	637	84.53	8.549
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
6.000—6.499	2	$419,384.00	0.92%	$209,692.00	672	80.00%	6.390%
6.500—6.999	4	723,354.25	1.58	180,838.56	624	76.54	6.823
7.000—7.499	22	4,994,778.17	10.94	227,035.37	640	79.53	7.294
7.500—7.999	56	11,759,530.57	25.75	209,991.62	620	79.89	7.740
8.000—8.499	25	5,294,898.88	11.59	211,795.96	609	80.34	8.257
8.500—8.999	59	9,901,732.33	21.68	167,825.97	605	84.43	8.725
9.000—9.499	13	2,854,786.76	6.25	219,598.98	575	84.23	9.259
9.500—9.999	38	2,825,696.52	6.19	74,360.43	602	90.10	9.798
10.000—10.499	17	1,204,395.43	2.64	70,846.79	620	92.07	10.213
10.500—10.999	15	699,748.45	1.53	46,649.90	646	99.97	10.818
11.000—11.499	16	551,809.80	1.21	34,488.11	644	99.22	11.255
11.500—11.999	47	2,011,896.22	4.41	42,806.30	646	98.65	11.681
12.000—12.499	39	1,624,088.48	3.56	41,643.29	631	99.38	12.058
12.500—12.999	12	491,368.99	1.08	40,947.42	620	99.67	12.593
13.000—13.499	3	92,927.75	0.20	30,975.92	609	99.58	13.139
13.500—13.999	6	222,572.62	0.49	37,095.44	581	99.89	13.726
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.01—25,000.00	36	$782,450.37	1.71%	$21,734.73	623	99.14%	11.078%
25,000.01—50,000.00	111	3,932,844.96	8.61	35,431.04	636	99.02	11.476
50,000.01—75,000.00	31	1,878,481.11	4.11	60,596.16	637	99.58	11.102
75,000.01—100,000.00	22	1,971,882.33	4.32	89,631.02	623	86.72	9.429
100,000.01—125,000.00	22	2,577,405.60	5.64	117,154.80	602	82.84	8.872
125,000.01—150,000.00	27	3,740,464.42	8.19	138,535.72	616	78.76	8.135
150,000.01—175,000.00	31	5,092,403.43	11.15	164,271.08	604	83.62	8.276
175,000.01—200,000.00	18	3,367,120.62	7.37	187,062.26	606	80.86	8.202
200,000.01—225,000.00	18	3,862,527.73	8.46	214,584.87	630	82.84	8.071
225,000.01—250,000.00	15	3,584,737.07	7.85	238,982.47	603	78.47	8.303
250,000.01—275,000.00	10	2,612,903.39	5.72	261,290.34	616	80.98	7.885
275,000.01—300,000.00	10	2,907,818.02	6.37	290,781.80	601	82.01	8.201
300,000.01—325,000.00	2	624,988.93	1.37	312,494.47	571	82.45	8.725
325,000.01—350,000.00	4	1,340,182.16	2.93	335,045.54	595	81.66	8.439
350,000.01—375,000.00	7	2,538,976.36	5.56	362,710.91	608	83.94	8.687
375,000.01—400,000.00	1	399,758.90	0.88	399,758.90	581	80.65	10.200
400,000.01—425,000.00	1	403,432.59	0.88	403,432.59	629	95.00	8.330
425,000.01—450,000.00	2	865,846.54	1.90	432,923.27	666	80.00	7.414
450,000.01—500,000.00	4	1,880,904.59	4.12	470,226.15	613	79.94	7.933
500,000.01—600,000.00	1	594,605.23	1.30	594,605.23	695	85.00	7.500
700,000.01—800,000.00	1	713,234.87	1.56	713,234.87	675	85.00	7.250
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.01—25,000.00	36	$782,450.37	1.71%	$21,734.73	623	99.14%	11.078%
25,000.01—50,000.00	111	3,932,844.96	8.61	35,431.04	636	99.02	11.476
50,000.01—75,000.00	31	1,878,481.11	4.11	60,596.16	637	99.58	11.102
75,000.01—100,000.00	22	1,971,882.33	4.32	89,631.02	623	86.72	9.429
100,000.01—125,000.00	22	2,577,405.60	5.64	117,154.80	602	82.84	8.872
125,000.01—150,000.00	27	3,740,464.42	8.19	138,535.72	616	78.76	8.135
150,000.01—175,000.00	31	5,092,403.43	11.15	164,271.08	604	83.62	8.276
175,000.01—200,000.00	18	3,367,120.62	7.37	187,062.26	606	80.86	8.202
200,000.01—225,000.00	18	3,862,527.73	8.46	214,584.87	630	82.84	8.071
225,000.01—250,000.00	15	3,584,737.07	7.85	238,982.47	603	78.47	8.303
250,000.01—275,000.00	10	2,612,903.39	5.72	261,290.34	616	80.98	7.885
275,000.01—300,000.00	10	2,907,818.02	6.37	290,781.80	601	82.01	8.201
300,000.01—325,000.00	2	624,988.93	1.37	312,494.47	571	82.45	8.725
325,000.01—350,000.00	4	1,340,182.16	2.93	335,045.54	595	81.66	8.439
350,000.01—375,000.00	7	2,538,976.36	5.56	362,710.91	608	83.94	8.687
375,000.01—400,000.00	1	399,758.90	0.88	399,758.90	581	80.65	10.200
400,000.01—425,000.00	1	403,432.59	0.88	403,432.59	629	95.00	8.330
425,000.01—450,000.00	2	865,846.54	1.90	432,923.27	666	80.00	7.414
450,000.01—500,000.00	4	1,880,904.59	4.12	470,226.15	613	79.94	7.933
500,000.01—600,000.00	1	594,605.23	1.30	594,605.23	695	85.00	7.500
700,000.01—800,000.00	1	713,234.87	1.56	713,234.87	675	85.00	7.250
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
171—180	190	$7,833,145.64	17.15%	$41,227.08	637	98.35%	11.158%
351—360	184	37,839,823.58	82.85	205,651.22	612	81.60	8.233
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
180	190	$7,833,145.64	17.15%	$41,227.08	637	98.35%	11.158%
359	1	243,510.09	0.53	243,510.09	602	75.00	7.550
360	183	37,596,313.49	82.32	205,444.34	612	81.64	8.237
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Combined Loan-to-Value Ratio

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$34,371.57	0.08%	$34,371.57	687	40.00%	11.875%
40.01—45.00	1	144,815.01	0.32	144,815.01	565	40.28	7.660
45.01—50.00	1	119,914.06	0.26	119,914.06	589	47.92	8.650
55.01—60.00	3	609,128.56	1.33	203,042.85	577	57.12	7.654
60.01—65.00	1	84,924.12	0.19	84,924.12	525	63.43	8.890
65.01—70.00	7	1,429,558.11	3.13	204,222.59	573	67.75	7.925
70.01—75.00	18	3,832,204.93	8.39	212,900.27	579	73.58	8.250
75.01—80.00	23	4,327,442.87	9.47	188,149.69	593	78.96	8.496
80.01—85.00	33	7,448,642.04	16.31	225,716.43	612	84.32	8.258
85.01—90.00	41	7,949,630.21	17.41	193,893.42	605	88.95	8.620
90.01—95.00	22	3,091,020.77	6.77	140,500.94	632	91.22	8.693
95.01—100.00	223	16,601,316.97	36.35	74,445.37	641	88.38	9.296
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$34,371.57	0.08%	$34,371.57	687	40.00%	11.875%
40.01—45.00	1	144,815.01	0.32	144,815.01	565	40.28	7.660
45.01—50.00	1	119,914.06	0.26	119,914.06	589	47.92	8.650
55.01—60.00	3	609,128.56	1.33	203,042.85	577	57.12	7.654
60.01—65.00	1	84,924.12	0.19	84,924.12	525	63.43	8.890
65.01—70.00	7	1,429,558.11	3.13	204,222.59	573	67.75	7.925
70.01—75.00	20	4,266,362.66	9.34	213,318.13	583	73.46	8.142
75.01—80.00	74	14,456,421.98	31.65	195,357.05	629	79.62	7.971
80.01—85.00	33	7,448,642.04	16.31	225,716.43	612	84.32	8.258
85.01—90.00	40	7,770,288.55	17.01	194,257.21	607	89.76	8.673
90.01—95.00	19	2,256,985.06	4.94	118,788.69	628	94.73	9.037
95.01—100.00	174	7,051,557.50	15.44	40,526.19	636	99.87	11.394
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
CA	33	$9,016,613.58	19.74%	$273,230.71	630	81.25%	8.136%
AZ	56	8,013,144.69	17.54	143,091.87	611	83.21	8.553
FL	42	6,086,178.95	13.33	144,909.02	618	84.81	8.774
NV	14	2,748,202.75	6.02	196,300.20	605	83.68	8.456
MD	11	2,109,507.53	4.62	191,773.41	608	82.85	8.352
MI	22	1,982,585.28	4.34	90,117.51	613	84.81	8.790
GA	20	1,711,416.94	3.75	85,570.85	616	89.29	9.583
VA	12	1,578,275.20	3.46	131,522.93	591	84.67	8.680
MO	14	1,146,567.84	2.51	81,897.70	626	86.38	9.280
CO	9	923,543.80	2.02	102,615.98	613	89.28	9.386
Other	141	10,356,932.66	22.68	73,453.42	616	87.06	9.262
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Owner Occupied	372	$45,160,325.11	98.88%	$121,398.72	616	84.51%	8.734%
Non-Owner Occupied	2	512,644.11	1.12	256,322.06	618	80.79	8.758
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Single Family	288	$35,706,691.41	78.18%	$123,981.57	613	84.28%	8.786%
Pud-Detached	62	6,879,445.76	15.06	110,958.80	624	85.27	8.539
Condo 1-5	15	1,883,976.98	4.12	125,598.47	632	83.70	8.817
Pud-Attached	7	939,965.66	2.06	134,280.81	662	86.65	7.893
Town/Rowhouse	2	262,889.41	0.58	131,444.71	586	87.17	9.194
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Equity Refinance	152	$26,945,841.30	59.00%	$177,275.27	605	82.26%	8.464%
Purchase	210	17,523,484.45	38.37	83,445.16	635	88.03	9.120
Rate/Term	12	1,203,643.47	2.64	100,303.62	593	82.07	9.180
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
Stated Doc	160	$22,121,081.32	48.43%	$138,256.76	633	85.62%	8.838%
Full Doc	191	20,381,124.93	44.62	106,707.46	599	83.20	8.634
Fast App	20	3,024,424.64	6.62	151,221.23	612	83.84	8.560
Lite Doc	3	146,338.33	0.32	48,779.44	642	100.00	10.623
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
520—539	10	$1,645,480.95	3.60%	$164,548.10	533	72.21%	8.654%
540—559	8	1,357,769.98	2.97	169,721.25	549	77.29	9.100
560—579	32	6,223,807.33	13.63	194,493.98	569	80.35	8.675
580—599	57	6,955,766.82	15.23	122,031.00	590	83.13	8.814
600—619	80	8,128,478.92	17.80	101,605.99	609	87.34	8.838
620—639	44	6,543,631.29	14.33	148,718.89	628	86.26	8.342
640—659	71	6,998,074.98	15.32	98,564.44	648	86.85	9.059
660—679	47	5,009,514.22	10.97	106,585.41	669	86.00	8.716
680—699	25	2,810,444.73	6.15	112,417.79	689	86.43	8.375
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0	144	$10,874,328.85	23.81%	$75,516.17	616	87.62%	9.642%
6	1	81,854.30	0.18	81,854.30	647	96.46	11.500
12	17	2,590,514.39	5.67	152,383.20	611	79.87	8.844
24	165	26,207,447.21	57.38	158,833.01	617	83.62	8.402
36	47	5,918,824.47	12.96	125,932.44	617	84.29	8.452
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000	193	$8,165,268.85	17.88%	$42,307.09	637	97.79%	11.052%
1.500	5	1,228,152.46	2.69	245,630.49	605	74.63	7.938
2.000	4	432,789.94	0.95	108,197.49	595	83.99	8.982
2.560	1	209,381.43	0.46	209,381.43	647	80.00	6.440
2.950	1	243,510.09	0.53	243,510.09	602	75.00	7.550
3.000	170	35,393,866.45	77.49	208,199.21	612	81.84	8.246
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000	193	$8,165,268.85	17.88%	$42,307.09	637	97.79%	11.052%
1.000	176	36,279,547.91	79.43	206,133.79	612	81.81	8.240
1.500	5	1,228,152.46	2.69	245,630.49	605	74.63	7.938
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000—0.999	193	$8,165,268.85	17.88%	$42,307.09	637	97.79%	11.052%
4.000—4.999	6	1,803,758.82	3.95	300,626.47	658	80.32	7.330
5.000—5.999	48	10,465,120.41	22.91	218,023.34	627	81.38	7.965
6.000—6.999	86	17,684,704.79	38.72	205,636.10	608	80.75	8.156
7.000—7.999	34	6,710,152.53	14.69	197,357.43	583	83.71	8.906
8.000—8.999	7	843,963.82	1.85	120,566.26	612	86.83	9.611
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000—0.999	193	$8,165,268.85	17.88%	$42,307.09	637	97.79%	11.052%
12.000—12.999	1	278,719.99	0.61	278,719.99	606	80.00	7.250
13.000—13.999	18	3,502,285.57	7.67	194,571.42	626	81.42	7.555
14.000—14.999	93	19,688,741.43	43.11	211,706.90	622	80.97	7.913
15.000—15.999	58	11,879,505.40	26.01	204,819.06	595	82.03	8.721
16.000—16.999	9	1,652,573.43	3.62	183,619.27	583	85.75	9.471
17.000—17.999	2	505,874.55	1.11	252,937.28	579	82.61	10.166
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
0.000—0.999	193	$8,165,268.85	17.88%	$42,307.09	637	97.79%	11.052%
4.000—4.999	3	629,387.06	1.38	209,795.69	648	75.24	7.608
5.000—5.999	4	869,718.17	1.90	217,429.54	644	87.61	8.772
6.000—6.999	8	1,692,838.59	3.71	211,604.82	626	84.11	7.762
7.000—7.999	73	15,857,499.29	34.72	217,226.02	625	79.82	7.605
8.000—8.999	69	13,791,529.42	30.20	199,877.24	603	82.51	8.549
9.000—9.999	21	4,033,633.37	8.83	192,077.78	572	83.30	9.469
10.000—10.999	3	633,094.47	1.39	211,031.49	593	85.10	10.145
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

The Mortgage Loans (Balloon Collateral)

Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
<= 2007-11	193	$8,165,268.85	17.88%	$42,307.09	637	97.79%	11.052%
2007-12	4	1,024,998.84	2.24	256,249.71	594	74.07	7.806
2008-01	9	1,787,917.22	3.91	198,657.47	619	81.40	8.432
2008-02	52	10,757,709.11	23.55	206,879.02	607	80.50	8.030
2008-03	72	15,416,647.47	33.75	214,120.10	611	82.67	8.443
2008-04	5	1,314,752.12	2.88	262,950.42	628	82.76	8.035
2008-12	2	517,651.82	1.13	258,825.91	602	73.58	8.241
2009-01	1	91,681.08	0.20	91,681.08	628	90.00	8.590
2009-02	16	3,191,569.34	6.99	199,473.08	619	82.72	8.003
2009-03	18	3,061,593.70	6.70	170,088.54	618	81.44	8.178
2009-04	1	175,894.36	0.39	175,894.36	605	80.00	7.850
2011-03	1	167,285.31	0.37	167,285.31	610	90.00	8.800
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to Value Ratio	Weighted Average Gross Coupon
First Lien	187	$38,229,166.55	83.70%	$204,434.05	612	81.59%	8.221%
Second Lien	187	7,443,802.67	16.30	39,806.43	637	99.25	11.371
Total:	374	$45,672,969.22	100.00%	$122,120.24	616	84.47%	8.734%

Contact List

Bear Stearns Contacts

Name:	Telephone:	E-Mail:
Matthew Perkins Senior Managing Director	(212) 272-7977	mperkins@bear.com
Lisa Marks Managing Director	(212) 272-6024	lmarks@bear.com
Sally Kawana Associate Director	(212) 272-3509	skawana@bear.com
Thomas Durkin Associate Director	(212) 272-5451	tdurkin@bear.com
Nick Smith Vice President	(212) 272-1241	nsmith@bear.com
G. Scott Tabor Collateral Analyst	(212) 272-5925	gtabor@bear.com

Bear Stearns Trading Contacts

Name:	Telephone:	E-Mail:
Jeffrey Verschleiser Senior Managing Director	(212) 272-5451	jverschleiser@bear.com
Scott Eichel Senior Managing Director	(212) 272-5451	seichel@bear.com
Carol Fuller Senior Managing Director	(212) 272-4955	cfuller@bear.com
Angela Ward Associate Director	(212) 272-4955	adward@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Fitch Laura Pokojni Marc Lessner	(212) 908-0228 (212) 908-0693	laura.pkojni@fitchratings.com marc.lessner@fitchratings.com
Standard and Poor’s Becky Cao	(212) 438-2595	becky_cao@sandp.com
Moody’s Shachar Gonen	(212) 553-3711	shachar.gonen@moodys.com

Computational Materials

$743,362,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2006-RFC1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Homecomings Financial Network, Inc.
Servicer

Residential Funding Corporation
Seller

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2006-RFC1
Issuing Entity

Bear, Stearns & Co. Inc.

May 15, 2006

Filed pursuant to Rule 433(d)
Registration Statement No. 333-130210
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the mortgage loans and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the depositor. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the depositor does not deliver such Offered Certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-803-9204.

The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Weighted Average Life Sensitivity
To Optional Redemption
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class A-1
WAL	15.20	1.63	1.00	0.73	0.59
Principal Window	1 - 268	1 - 37	1 - 21	1 - 15	1 - 12
Principal Window End	9/25/2028	6/25/2009	2/25/2008	8/25/2007	5/25/2007
Class A-2
WAL	24.26	4.26	2.00	1.54	1.17
Principal Window	268 - 319	37 - 75	21 - 29	15 - 21	12 - 17
Principal Window End	12/25/2032	8/25/2012	10/25/2008	2/25/2008	10/25/2007
Class A-3
WAL	27.87	8.67	3.00	1.85	1.56
Principal Window	319 - 349	75 - 147	29 - 69	21 - 24	17 - 21
Principal Window End	6/25/2035	8/25/2018	2/25/2012	5/25/2008	2/25/2008
Class A-4
WAL	29.09	12.33	5.84	2.06	1.78
Principal Window	349 - 349	147 - 148	69 - 70	24 - 26	21 - 22
Principal Window End	6/25/2035	9/25/2018	3/25/2012	7/25/2008	3/25/2008
Class M-1
WAL	27.21	8.12	5.07	2.31	1.90
Principal Window	287 - 349	47 - 148	53 - 70	26 - 29	22 - 24
Principal Window End	6/25/2035	9/25/2018	3/25/2012	10/25/2008	5/25/2008
Class M-2
WAL	27.21	8.12	4.66	2.60	2.04
Principal Window	287 - 349	47 - 148	48 - 70	29 - 33	24 - 25
Principal Window End	6/25/2035	9/25/2018	3/25/2012	2/25/2009	6/25/2008
Class M-3
WAL	27.21	8.12	4.47	2.83	2.19
Principal Window	287 - 349	47 - 148	45 - 70	33 - 35	25 - 27
Principal Window End	6/25/2035	9/25/2018	3/25/2012	4/25/2009	8/25/2008
Class M-4
WAL	27.21	8.12	4.38	3.09	2.32
Principal Window	287 - 349	47 - 148	43 - 70	35 - 41	27 - 29
Principal Window End	6/25/2035	9/25/2018	3/25/2012	10/25/2009	10/25/2008

* 85% CPR maximum in any given period.

Weighted Average Life Sensitivity
To Optional Redemption
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class M-5
WAL	27.21	8.12	4.30	3.42	2.48
Principal Window	287 - 349	47 - 148	42 - 70	41 - 41	29 - 31
Principal Window End	6/25/2035	9/25/2018	3/25/2012	10/25/2009	12/25/2008
Class M-6
WAL	27.21	8.12	4.25	3.42	2.59
Principal Window	287 - 349	47 - 148	41 - 70	41 - 41	31 - 31
Principal Window End	6/25/2035	9/25/2018	3/25/2012	10/25/2009	12/25/2008
Class M-7
WAL	27.21	8.12	4.21	3.42	2.59
Principal Window	287 - 349	47 - 148	40 - 70	41 - 41	31 - 31
Principal Window End	6/25/2035	9/25/2018	3/25/2012	10/25/2009	12/25/2008
Class M-8
WAL	27.21	8.12	4.17	3.42	2.59
Principal Window	287 - 349	47 - 148	39 - 70	41 - 41	31 - 31
Principal Window End	6/25/2035	9/25/2018	3/25/2012	10/25/2009	12/25/2008
Class M-9
WAL	27.21	8.12	4.16	3.42	2.59
Principal Window	287 - 349	47 - 148	39 - 70	41 - 41	31 - 31
Principal Window End	6/25/2035	9/25/2018	3/25/2012	10/25/2009	12/25/2008

* 85% CPR maximum in any given period.

Weighted Average Life Sensitivity
To Maturity
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class A-1
WAL	15.20	1.63	1.00	0.73	0.59
Principal Window	1 - 268	1 - 37	1 - 21	1 - 15	1 - 12
Principal Window End	9/25/2028	6/25/2009	2/25/2008	8/25/2007	5/25/2007
Class A-2
WAL	24.26	4.26	2.00	1.54	1.17
Principal Window	268 - 319	37 - 75	21 - 29	15 - 21	12 - 17
Principal Window End	12/25/2032	8/25/2012	10/25/2008	2/25/2008	10/25/2007
Class A-3
WAL	27.87	8.67	3.00	1.85	1.56
Principal Window	319 - 349	75 - 147	29 - 69	21 - 24	17 - 21
Principal Window End	6/25/2035	8/25/2018	2/25/2012	5/25/2008	2/25/2008
Class A-4
WAL	29.55	16.62	8.23	2.06	1.78
Principal Window	349 - 358	147 - 302	69 - 167	24 - 26	21 - 22
Principal Window End	3/25/2036	7/25/2031	4/25/2020	7/25/2008	3/25/2008
Class M-1
WAL	27.30	8.97	5.55	2.31	1.90
Principal Window	287 - 357	47 - 273	53 - 143	26 - 29	22 - 24
Principal Window End	2/25/2036	2/25/2029	4/25/2018	10/25/2008	5/25/2008
Class M-2
WAL	27.30	8.96	5.12	2.60	2.04
Principal Window	287 - 357	47 - 264	48 - 137	29 - 33	24 - 25
Principal Window End	2/25/2036	5/25/2028	10/25/2017	2/25/2009	6/25/2008
Class M-3
WAL	27.30	8.93	4.92	2.83	2.19
Principal Window	287 - 357	47 - 255	45 - 130	33 - 35	25 - 27
Principal Window End	2/25/2036	8/25/2027	3/25/2017	4/25/2009	8/25/2008
Class M-4
WAL	27.30	8.91	4.81	4.23	2.32
Principal Window	287 - 357	47 - 248	43 - 126	35 - 103	27 - 29
Principal Window End	2/25/2036	1/25/2027	11/25/2016	12/25/2014	10/25/2008

* 85% CPR maximum in any given period.

Weighted Average Life Sensitivity
To Maturity
Percentage of Prepayment Assumption*
	0PPC	50PPC	100PPC	150PPC	200PPC
Class M-5
WAL	27.30	8.89	4.72	6.18	2.48
Principal Window	287 - 357	47 - 240	42 - 121	64 - 87	29 - 31
Principal Window End	2/25/2036	5/25/2026	6/25/2016	8/25/2013	12/25/2008
Class M-6
WAL	27.30	8.85	4.64	4.97	2.65
Principal Window	287 - 357	47 - 231	41 - 116	55 - 69	31 - 33
Principal Window End	2/25/2036	8/25/2025	1/25/2016	2/25/2012	2/25/2009
Class M-7
WAL	27.30	8.80	4.57	4.40	2.82
Principal Window	287 - 357	47 - 222	40 - 110	49 - 66	33 - 35
Principal Window End	2/25/2036	11/25/2024	7/25/2015	11/25/2011	4/25/2009
Class M-8
WAL	27.30	8.74	4.50	4.05	3.69
Principal Window	287 - 357	47 - 211	39 - 104	45 - 62	35 - 71
Principal Window End	2/25/2036	12/25/2023	1/25/2015	7/25/2011	4/25/2012
Class M-9
WAL	27.30	8.66	4.45	3.82	4.72
Principal Window	287 - 357	47 - 199	39 - 97	43 - 58	52 - 63
Principal Window End	2/25/2036	12/25/2022	6/25/2014	3/25/2011	8/25/2011

* 85% CPR maximum in any given period.

Net WAC Rate

Period	Net WAC Rate	Period	Net WAC Rate
1	7.36	37	9.89
2	7.85	38	10.21
3	7.60	39	9.88
4	7.60	40	9.88
5	7.85	41	10.23
6	7.60	42	9.89
7	7.86	43	10.22
8	7.60	44	9.88
9	7.60	45	9.88
10	8.42	46	10.93
11	7.61	47	9.86
12	7.86	48	10.19
13	7.61	49	9.85
14	7.86	50	10.18
15	7.61	51	9.84
16	7.61	52	9.84
17	7.87	53	10.16
18	7.62	54	9.82
19	7.87	55	10.15
20	7.68	56	9.83
21	7.70	57	9.82
22	9.61	58	10.87
23	9.54	59	9.81
24	9.84	60	10.13
25	9.49	61	9.80
26	9.80	62	10.12
27	9.48	63	9.79
28	9.53	64	9.79
29	9.85	65	10.11
30	9.53	66	9.77
31	9.84	67	10.09
32	9.52	68	9.76
33	9.52	69	9.75
34	10.61	70	10.42
35	9.90
36	10.23

Assumptions:  Static Indices: 1mL= 5.080% 6mL=5.272%
10% Optional Cleanup Call Based On Pricing Prepayment Assumption

Class A Effective Maximum Rate*

Period	Class A AFC	Period	Class A AFC
1	11.50	37	218.41
2	11.50	38	108.68
3	11.50	39	27.60
4	11.50	40	27.61
5	11.50	41	28.36
6	11.50	42	26.92
7	11.50	43	27.29
8	11.50	44	25.91
9	11.50	45	25.43
10	11.50	46	27.86
11	11.50	47	24.86
12	11.50	48	25.24
13	11.50	49	24.01
14	11.50	50	24.38
15	11.50	51	23.20
16	11.50	52	22.84
17	11.50	53	23.34
18	11.50	54	22.22
19	11.50	55	22.61
20	11.50	56	21.55
21	11.50	57	21.23
22	11.50	58	23.18
23	11.50	59	20.67
24	11.50	60	21.06
25	11.50	61	20.09
26	11.68	62	20.48
27	11.50	63	19.55
28	12.08	64	19.32
29	12.91	65	19.94
30	12.69	66	19.28
31	13.34	67	19.90
32	13.18	68	19.24
33	13.51	69	19.22
34	16.18	70	20.52
35	15.94	71	19.17
36	17.27

*  Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%
*  10% Optional Cleanup Call Based On Pricing Prepayment Assumption
*  Includes any payments made from the applicable Interest Rate Cap Agreement
*  The Class A Effective Maximum Rate is an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class A Certificates on the related Distribution Date divided by the beginning Class A Certificate balance (adjusted for the actual number of days in the period).

Class M Effective Maximum Rate*

Period	Class M AFC	Period	Class M AFC
1	11.50	37	11.50
2	11.50	38	11.58
3	11.50	39	11.21
4	11.50	40	11.63
5	11.50	41	12.32
6	11.50	42	11.91
7	11.50	43	12.29
8	11.50	44	11.88
9	11.50	45	11.88
10	11.50	46	13.31
11	11.50	47	12.13
12	11.50	48	12.52
13	11.50	49	12.11
14	11.50	50	12.50
15	11.50	51	12.08
16	11.50	52	12.09
17	11.50	53	12.57
18	11.50	54	12.15
19	11.50	55	12.54
20	11.50	56	12.14
21	11.50	57	12.13
22	11.50	58	13.42
23	11.50	59	12.14
24	11.50	60	12.54
25	11.50	61	12.12
26	11.50	62	12.51
27	11.50	63	12.09
28	11.50	64	12.08
29	11.50	65	12.47
30	11.50	66	12.05
31	11.50	67	12.44
32	11.50	68	12.02
33	11.50	69	12.01
34	11.82	70	12.82
35	11.50	71	11.98
36	11.57

* Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%
* 10% Optional Cleanup Call Based On Pricing Prepayment Assumption
* Includes any payments made from the applicable Interest Rate Cap Agreement
* The Class M Effective Maximum Rate is an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class M Certificates on the related Distribution Date divided by the beginning Class M Certificate balance (adjusted for the actual number of days in the period).

Assumed Monthly Excess Interest

Period	Static LIBOR	Forward LIBOR	Period	Static LIBOR	Forward LIBOR
1	2.43	2.43	37	5.12	4.94
2	2.77	2.71	38	5.08	4.89
3	2.60	2.48	39	4.87	4.64
4	2.60	2.42	40	4.91	4.70
5	2.77	2.57	41	5.11	4.95
6	2.61	2.38	42	4.94	4.75
7	2.78	2.53	43	5.11	4.92
8	2.61	2.32	44	4.94	4.72
9	2.61	2.38	45	4.94	4.71
10	3.12	2.88	46	5.44	5.28
11	2.62	2.37	47	4.93	4.74
12	2.79	2.55	48	5.09	4.91
13	2.63	2.36	49	4.92	4.71
14	2.79	2.51	50	5.08	4.89
15	2.63	2.31	51	4.91	4.69
16	2.63	2.28	52	4.90	4.70
17	2.80	2.44	53	5.07	4.88
18	2.64	2.24	54	4.89	4.69
19	2.81	2.40	55	5.06	4.86
20	2.71	2.28	56	4.89	4.68
21	2.73	2.30	57	4.89	4.66
22	4.40	3.99	58	5.39	5.23
23	4.64	4.28	59	4.88	4.67
24	4.80	4.45	60	5.05	4.84
25	4.61	4.28	61	4.87	4.64
26	4.77	4.47	62	5.04	4.82
27	4.60	4.32	63	4.86	4.62
28	4.67	4.49	64	4.86	4.62
29	4.84	4.68	65	5.02	4.81
30	4.68	4.52	66	4.84	4.60
31	4.85	4.71	67	5.00	4.78
32	4.68	4.55	68	4.82	4.57
33	4.70	4.56	69	4.82	4.56
34	5.27	5.14	70	5.15	4.94
35	5.11	4.95
36	5.28	5.12

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 1mL = 5.080%; 6mL = 5.272%
4. Forward 1mL used for Certificates, Forward 6mL used for Collateral 5. 10% optional clean-up call 6. Assumes weighted average servicing fee rate of 0.430%

BREAKEVEN (LAST CDR PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE	WAL	Cum Loss
M-1	36.64	4.96	23.43
M-2	29.12	5.78	20.33
M-3	25.25	7.00	18.51
M-4	22.03	7.62	16.86
M-5	19.14	8.14	15.25
M-6	16.78	8.83	13.83
M-7	14.58	9.30	12.42
M-8	12.74	9.95	11.17
M-9	11.39	10.84	10.20

Assumptions:
1.  Trigger event is always in effect
2.  40 % loss severity
3.  6 months lag
4.  Pricing prepayment assumption
5.  Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
6.  P&I advance
7.  Assumes weighted average servicing fee rate of 0.430%
8.       Optional Termination is not exercised